                                                                     EXHIBIT 4.1

                             DEBTOR IN POSSESSION
                               CREDIT AGREEMENT


                                  dated as of
                                 June 28, 1996

                                     among

                         Morrison Knudsen Corporation,
                            a Delaware corporation,



                        Debtor and Debtor in Possession
                                  as Borrower


           The Banks and Other Financial Institutions Listed Herein

                                  as Lenders


                              Mellon Bank, N.A.,
                                   as Agent

                                      and

            Bank of America National Trust and Savings Association,
                Bank of America Illinois and Key Bank of Idaho

                               as Deposit Banks

                               TABLE OF CONTENTS


ARTICLE I

                                   DEFINITIONS.............................   3
     1.1.   Definitions....................................................   3
     1.2.   Accounting Terms and Determinations............................  19
     1.3.   General Construction...........................................  19

ARTICLE II

                  AMOUNT AND TERMS OF THE LOANS............................  19
     2.1.   The Loans......................................................  19
     2.2.   Notice of Borrowing............................................  20
     2.3.   Notice to Lenders; Funding of Loans............................  21
     2.4.   Notes..........................................................  21
     2.5.   Maturity of Loans..............................................  22
     2.6.   Interest Rates.................................................  22
     2.7.   Fees...........................................................  22
            (a)  Closing Fee...............................................  22
            (b)  Agent's Fee...............................................  22
            (c)  Bank of America's Fee.....................................  23
            (d)  Collateral Agent's Fee....................................  23
            (e)  Unused Commitment Fee.....................................  23
            (f)  Fees Cumulative...........................................  23
     2.8.   Optional Prepayments...........................................  23
     2.9.   Mandatory Prepayment...........................................  24
     2.10.  Application of Payments........................................  25
     2.11.  General Provisions as to Payments..............................  25
     2.12.  Computation of Interest and Fees...............................  26
     2.13.  Cash Management System.........................................  26
     2.14.  Superpriority Nature of Obligations............................  26
     2.15.  Subordination of Obligations...................................  26
            (a)  Professionals Employed By Borrower........................  26
            (b)  Official Committees.......................................  27
            (c)  United States Trustee Fees................................  27
     2.16.  Use of Collateral and Cash Collateral; Adequate
            Protection.....................................................  28

ARTICLE III

                          CHANGE IN CIRCUMSTANCES..........................  28
     3.1.   Increased Cost.................................................  28
     3.2.   Taxes..........................................................  29

ARTICLE IV

                                  SECURITY.................................  30
     4.1.   The Borrower's Obligations.....................................  30
     4.2.   Priority of Security Interests.................................  31
     4.3.   Automatic Perfection...........................................  31
     4.4.   Further Assurances.............................................  31


ARTICLE V

                                  CONDITIONS PRECEDENT.....................  32
     5.1.   Conditions Precedent to Effectiveness of
            Agreement......................................................  32
            (a)  Loan Documents............................................  32
            (b)  The Notes.................................................  32
            (c)  Legal Opinion of the Borrower's Counsel...................  32
            (d)  Disbursement Authorization................................  32
            (e)  Payment of Fees and Expenses..............................  32
            (f)  Bankruptcy Court Approval.................................  32
            (g)  Repayment of the Prepetition Credit
                 Agreement.................................................  32
            (h)  Guarantor Releases........................................  33
            (i)  Other Matters.............................................  33
     5.2.   Conditions Precedent to All Loans..............................  33
            (a)  Borrowings................................................  33
            (b)  Representations and Warranties............................  33
            (c)  No Default or Event of Default............................  33
            (d)  No Violations.............................................  33
            (e)  Certificate of Chief Financial Officer
                 Regarding the Budget......................................  33
            (f)  Officer's Certificate.....................................  34
            (g)  Deposit Accounts..........................................  34
            (h)  Compliance with Bankruptcy Court Orders;
                 Bankruptcy Court Approval.................................  34

ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES........................  35
     6.1.   Organization and Qualification.................................  35
     6.2.   Corporate Power and Authorization; Binding
            Effect.........................................................  35
     6.3.   No Conflict....................................................  35
     6.4.   No Consents....................................................  36
     6.5.   Absence of Litigation..........................................  36
     6.6.   No Default under the Loan Documents............................  36
     6.7.   Indebtedness...................................................  36
     6.8.   Material Contracts.............................................  37
     6.9.   Correctness of Collateral Schedules............................  37
     6.10.  Correctness of Financial Information...........................  37
     6.11.  Security Documents.............................................  38
     6.12.  Taxes..........................................................  38
     6.13.  No Burdensome Restrictions.....................................  38
     6.14.  Compliance with Laws...........................................  38
     6.15.  Compliance with ERISA..........................................  39
     6.16.  Governmental Authorizations; Permits, Licenses
            and Accreditations; Other Rights...............................  39
     6.17.  Environmental Matters..........................................  40
     6.18.  Consolidated Subsidiaries; Subsidiaries........................  40
     6.19.  Margin Securities..............................................  40
     6.20.  Investment Company Act.........................................  41


     6.21.  Business Locations and Trade Names.............................  41
     6.22.  Title to Real Property and Other Assets........................  41
     6.23.  Labor Matters..................................................  41
     6.24.  Employment and Investment Agreements...........................  41
     6.25.  No Misstatements...............................................  42
     6.26.  Cash Management System.........................................  42

ARTICLE VII

                             AFFIRMATIVE COVENANTS.........................  42
     7.1.   Financial Statements; Additional Reporting
            Requirements...................................................  42
     7.2.   Provision of Notices...........................................  45
            (a)  Default...................................................  45
            (b)  Other Default or Litigation...............................  45
            (c)  Reportable Events.........................................  45
            (d)  Environmental Matters.....................................  45
            (e)  Material Contracts; Material Obligations..................  46
            (f)  Casualty Losses...........................................  46
            (g)  Notices re: Bonding Issues................................  46
            (h)  Notices of Violation......................................  46
            (i)  Changes to Schedules......................................  46
            (j)  Notices re:  Merger Agreement.............................  46
            (k)  Notices re:  MK Rail Documents............................  46
     7.3.   Filing of Returns; Payment of Taxes............................  46
     7.4.   Maintenance of Existence.......................................  47
     7.5.   Compliance with Laws...........................................  47
     7.6.   Maintenance of Properties......................................  47
     7.7.   Insurance......................................................  47
     7.8.   Books and Records..............................................  48
     7.9.   Compliance With Terms of All Real Property
            Related Agreements.............................................  48
     7.10.  Hazardous Materials............................................  48
     7.11.  Intellectual Property Assignments..............................  49
     7.12.  Further Assurances.............................................  49
     7.13.  Inspection of Property, Books and Records......................  49
     7.14.  Use of Proceeds................................................  50
     7.15.  Cash Management System.........................................  50
     7.16.  Statement of Financial Affairs.................................  50

ARTICLE VIII

                                 NEGATIVE COVENANTS........................  50
     8.1.   Indebtedness...................................................  50
     8.2.   Negative Pledge................................................  51
     8.3.   Prohibition of Fundamental Changes.............................  52
     8.4.   Prohibition on Sale of Assets..................................  52
     8.5.   Investments....................................................  52
     8.6.   Compliance with ERISA..........................................  53
     8.7.   Restricted Payments............................................  53
     8.8.   Transactions With Affiliates...................................  54
     8.9.   Sale/Lease-Backs...............................................  54



     8.10.  Operating Leases...............................................  54
     8.11.  Capital Expenditures...........................................  54
     8.12.  Amendment of Charter or Bylaws.................................  54
     8.13.  No Consent to Subordination....................................  55
     8.14.  Intercompany Obligations.......................................  55
     8.15.  Prepetition Indebtedness.......................................  55

ARTICLE IX

                                  DEFAULTS.................................  55
     9.1.   Events of Default..............................................  55
     9.2.   Remedies.......................................................  59
     9.3.   Waivers by Borrower............................................  59
     9.4.   Relief from the Automatic Stay.................................  59
     9.5.   Other Remedies.................................................  60

ARTICLE X

                                  THE AGENT................................  61
     10.1.  Appointment....................................................  61
     10.2.  The Agent and Affiliates.......................................  61
     10.3.  Retention of Documents and Information to the
            Lenders........................................................  61
     10.4.  Delegation of Duties...........................................  61
     10.5.  Limitation of Liability........................................  61
     10.6.  Reliance by the Agent..........................................  62
     10.7.  Notice of Default..............................................  63
     10.8.  Non-Reliance on the Agent and the Other
            Lenders........................................................  63
     10.9.  Regulation U...................................................  64
     10.10. Indemnification................................................  64
     10.11. The Agent in its Individual Capacity...........................  64
     10.12. The Successor Agent............................................  64
     10.13. Applicability of Section to The Borrower.......................  65

ARTICLE XI

                                MISCELLANEOUS..............................  65
     11.1.  Notices........................................................  65
     11.2.  Entire Agreement...............................................  66
     11.3.  No Waivers.....................................................  66
     11.4.  Expenses; Indemnification......................................  66
     11.5.  Set-Off; Sharing of Set-Offs...................................  68
     11.6.  Amendments and Waivers.........................................  69
     11.7.  Effect of Waivers; Modification of Documents...................  70
     11.8.  Successors and Assigns.........................................  71
     11.9.  Headings and Captions..........................................  72
     11.10. Interpretation.................................................  72
     11.11. Inconsistencies With Other Documents...........................  73
     11.12. Severability...................................................  73
     11.13. GOVERNING LAW..................................................  73
     11.14. CONSENT TO JURISDICTION........................................  73
     11.15. WAIVER OF JURY TRIAL...........................................  73


     11.16. Cumulative Remedies...............................               74
     11.17. Survival of Representations and Warranties........               74
     11.18. Relationship of the Parties.......................               74
     11.19. Counterparts                                                     74

                                   EXHIBITS


EXHIBIT A           FORM OF PROMISSORY NOTE
EXHIBIT B           FORM OF NOTICE OF BORROWING
EXHIBIT C           BUDGET
EXHIBIT D           FORM OF FINAL ORDER
EXHIBIT E           FORM OF INTERIM ORDER
EXHIBIT F           FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT G           FORM OF GUARANTOR RELEASE


                                   SCHEDULES


SCHEDULE A          SCHEDULE OF LENDERS
SCHEDULE B          SCHEDULE OF THE EXISTING LENDERS AND EXISTING AGREEMENTS
SCHEDULE C          SCHEDULE OF DOCUMENTS
SCHEDULE D          SCHEDULE FOR NOTICES
SCHEDULE E          SCHEDULE OF GUARANTORS
SCHEDULE F          SCHEDULE OF SUBSIDIARIES
SCHEDULE G          CASH MANAGEMENT SYSTEM
SCHEDULE H          SCHEDULE OF REAL PROPERTY COLLATERAL
SCHEDULE I          SCHEDULE OF SENIOR PERMITTED LIENS
SCHEDULE 6.5        SCHEDULE OF PENDING AND THREATENED LITIGATION
SCHEDULE 6.7A       SCHEDULE OF INDEBTEDNESS
SCHEDULE 6.7B       SCHEDULE OF CONTINGENT OBLIGATIONS
SCHEDULE 6.8        SCHEDULE OF MATERIAL CONTRACTS
SCHEDULE 6.8A       SCHEDULE OF MATERIAL DEFAULTS
SCHEDULE 6.15       SCHEDULE OF MULTI-EMPLOYER PLAN WITHDRAWAL LIABILITY
SCHEDULE 6.21A      SCHEDULE OF BUSINESS LOCATIONS
SCHEDULE 6.21B      SCHEDULE OF TRADE NAMES
SCHEDULE 6.22       SCHEDULE OF CONTRACTS OR OPTIONS FOR SALE OR LEASE OF REAL
                    PROPERTY COLLATERAL
SCHEDULE 6.24       SCHEDULE OF EMPLOYMENT AND INVESTMENT AGREEMENTS
SCHEDULE 7.1(k)     BACKLOG CERTIFICATE
SCHEDULE 7.2(c)(A)  SCHEDULE OF REPORTABLE EVENTS
SCHEDULE 7.2(c)(B)  SCHEDULE OF PLAN TERMINATIONS
SCHEDULE 8.1        SCHEDULE OF EXISTING INDEBTEDNESS
SCHEDULE 8.2        SCHEDULE OF PERMITTED LIENS
SCHEDULE 8.5        SCHEDULE OF PERMITTED INVESTMENTS
SCHEDULE 8.10       SCHEDULE OF OPERATING LEASES

                             DEBTOR IN POSSESSION
                               CREDIT AGREEMENT
                               ----------------


          THIS DEBTOR IN POSSESSION CREDIT AGREEMENT (this "Agreement"), dated as of June 28, 1996, is entered into among MORRISON KNUDSEN CORPORATION ("MKD"), a Delaware corporation (the "Borrower"), the banks and other financial institutions named on SCHEDULE A hereto (the "Schedule of Lenders") and whose signatures appear on the signature pages hereto (each, together with its successors and assigns, a "Lender," and collectively, the "Lenders"), and Mellon Bank, N.A., as agent for the Lenders (in such capacity, the "Agent"), and Bank of America National Trust & Savings Association ("Bank of America"), Bank of America Illinois and Key Bank of Idaho as deposit banks (each, a "Deposit Bank" and collectively, the "Deposit Banks").

          The parties hereto agree as follows:

                                   RECITALS
                                   --------

     A. MKD and Morrison Knudsen Corporation ("MKO"), an Ohio corporation are currently indebted to certain Lenders (the "Prepetition Lenders") in the approximate amount of $25,000,000 (the "Prepetition Loans") pursuant to that certain Amended and Restated Credit Agreement dated as of July 31, 1995, as amended, among MKO, MKD, the Prepetition Lenders, Mellon Bank, N.A. as agent for the Prepetition Lenders, and Bank of America, Bank of America Illinois and Key Bank of Idaho as Deposit Banks (the "Prepetition Credit Agreement"). The Prepetition Loans are secured by substantially all of the assets of MKD and MKO and guaranteed by substantially all of the Subsidiaries (as hereinafter defined) of MKD and MKO, which guaranties are secured by substantially all of the assets of such Subsidiaries (collectively, the "Prepetition Credit Agreement Collateral").

     B. MKD and MKO have obligations (funded, contingent or otherwise) of approximately $361,000,000 (the "Existing Indebtedness") to certain lenders or their predecessors in interest (the "Existing Lenders") pursuant to the terms of the respective loan agreements and other financing arrangements set forth on the Schedule of the Existing Lenders and Existing Agreements attached hereto as SCHEDULE B (the "Existing Agreements") each as amended by that certain Amended and Restated Override Agreement dated as of October 10, 1995, as amended (the "Override Agreement"), among MKO, MKD, the Existing Lenders, Mellon Bank, N.A. as Agent and Bank of America as Metra Agent. The Existing Indebtedness is secured by substantially all of the assets of MKD and MKO and guaranteed by substantially all of the Subsidiaries of MKD and MKO which guarantees are secured by substantially all of the assets of such Subsidiaries.

     C. MKD and MKO are currently indebted to Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company and certain other sureties for payment and/or performance bonds and in connection with certain other arrangements relating to American Passenger Rail Car Company, L.L.C. ("Amerail").

     D. On June 25, 1996, the Borrower filed a voluntary petition for relief under the Bankruptcy Code (as defined below) with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Borrower is operating its business and managing its affairs as a debtor and debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     E. As of the commencement of the Case (as defined below), MKD and MKO were in default under the Prepetition Credit Agreement.

     F. The Borrower has requested the Lenders to provide senior, secured, superpriority postpetition loans of up to $60,000,000 to be used for working capital purposes during the pendency of the Case and to repay the Prepetition Credit Agreement. Funds loaned hereunder will be used by the Borrower and each of the Borrower's Subsidiaries for working capital purposes in different amounts as set forth in the Budget (as hereinafter defined) and as distributed to them pursuant to the Cash Management System (as hereinafter defined).

     G. A portion of the loans under this Agreement will be used to repay all obligations under the Prepetition Credit Agreement. Upon the repayment in full of the Prepetition Credit Agreement and the approval of the Bankruptcy Court, the security interests to be granted to the Lenders in connection with this Agreement shall have the same priority as the security interests granted to the Prepetition Lenders in connection with the Prepetition Credit Agreement Collateral as set forth in the Intercreditor Agreement (as hereinafter defined) and shall be senior to the security interests securing the Existing Indebtedness and have the same priority relative to certain security interests granted to Amerail and the Bonding Company as set forth in the Intercreditor Agreement (as hereinafter defined).

     H. A portion of the Loans will be used to pay accrued interest and fees, and reasonable expenses under the Override Agreement.

     I. A portion of the Loans will be used to pay the transaction expense of Washington (as hereinafter defined) under the Merger Agreement (as hereinafter defined).

     J. The Borrower is unable to obtain secured credit, allowable as an administrative expense, from the Lenders or from any other sources whatsoever on terms that are materially better than the terms offered by the Lenders.

     K. The Lenders are willing to extend such postpetition loans on the terms and conditions set forth herein and in the documents executed in connection herewith, including the condition that the Borrower secure its obligations under this Agreement with substantially all of its assets, senior to and subject to no other liens or security interests, other than Senior Permitted Liens (as hereinafter defined).

     In consideration of the foregoing, MKD, the Agent, the Deposit Banks and each of the Lenders hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1. Definitions.  The following terms, as used herein, have the following
          -----------
meanings:

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. As used herein, the term "control" means possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Mellon Bank, N.A., in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

          "Agents" means, collectively, the Agent and the Collateral Agent.

          "Agent's Fee" has the meaning assigned to it in SECTION 2.7(b).

          "All Lenders" means one hundred percent (100%) of the Lenders listed on SCHEDULE A without regard to their Pro Rata Share.

          "Amerail" has the meaning assigned to it in RECITAL C.

          "Asset Disposition Program" means a program designed by the Borrower setting forth a detailed list of actions to be taken by specified dates with respect to the proposed disposition of assets, including dates when materials are to be prepared and when solicitations are to be commenced relating to the Borrower or the following
Subsidiaries: MKO, MK Rail Corporation; AmeriBank; Morrison Knudsen Investments, Inc. For purposes of this Agreement, any disposition of MKO's interest under any leases or subleases pertaining to real property in Fayette County, West Virginia, shall be considered a disposition under the Asset Disposition Program.

          "Assignee" has the meaning assigned to it in SECTION 11.8(c).

          "Bank of America" means Bank of America National Trust & Savings Association.

          "Bank of America Fee" has the meaning assigned to it in Section
2.7(c).

          "Bankruptcy Code" means the provisions of Title 11 of the United Sates Code, 11 U.S.C. (S)(S) 101, et seq., as the same may be amended, modified or
                            -- ---
supplemented from time to time.

          "Bankruptcy Court" has the meaning assigned to it in RECITAL D, and includes any federal district court or bankruptcy court to which the Case is transferred.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Bonding Company" means, collectively, Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company or any such other Person that provides the Borrower or its Subsidiaries with payment or performance bonds.

          "Borrower" means MKD, as debtor and debtor in possession.

          "Borrower's Professionals" has the meaning assigned to it in SECTION 2.15(a).

          "Borrowing" means a borrowing consisting of Loans made on the same day.

          "Borrowing Period" has the meaning assigned to it in SECTION 2.1.

          "Budget" means the projections of the Borrower for the period from the Closing Date through the Termination Date attached hereto as EXHIBIT C or such other budget submitted by the Borrower and accepted by the Majority Lenders as an acceptable substitute Budget.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York, Los Angeles, California or Pittsburgh, Pennsylvania are authorized by law to close.

          "Capital Expenditures" means, as to any Person, any expenditures for the acquisition or construction of fixed assets which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

          "Capital Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

          "Capital Lease Obligation" means, as to any Person, collectively, the capitalized amount of the obligations of such Person and its Subsidiaries under all Capital Leases.

          "Case" means the chapter 11 case of MKD, Case number 96-1006, pending before the Bankruptcy Court, whether or not such case is hereafter jointly administered or substantively consolidated with any other case subsequently filed by one or more of MKD's Subsidiaries.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Collateral" means "cash collateral" as that term is defined in
Section 363(a) of the Bankruptcy Code.

          "Cash Equivalent" means, at any time, (a) United States of America government securities having a maturity not exceeding one year from the date acquired, (b) commercial paper rated at least A-l+ by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., having a maturity not exceeding one year from the date acquired, (c) certificates of deposit or time deposits of commercial banks with capital and undivided surplus of at least $300,000,000 issuing commercial paper rated as described in the preceding clause (b) and organized and existing under the laws of the United States or any State thereof or the District of Columbia, having a maturity not exceeding one year from the date acquired, and (d) time deposits (of one year or less) and demand deposits with any FDIC insured bank, not exceeding the maximum amount insured thereby.

          "Cash Management System" means the Cash Management System set forth on SCHEDULE G.

          "Closing Date" means June 28, 1996, or such other later date on which the Agent shall have determined that all conditions precedent set forth in
ARTICLE V have been satisfied in full or waived.

          "Collateral" means collectively, all real and personal property, fixtures and interests in such property and proceeds thereof presently owned or hereafter created or acquired by the Borrower or the Guarantors, including the Real Property Collateral, in which a security interest or Mortgage is granted in favor of the Collateral Agent for the benefit of the Lenders, Agents and Deposit Banks to secure the Obligations.

          "Collateral Account" shall have the meaning assigned to it in SCHEDULE G.

          "Collateral Agent" means the entity or person serving as the "Collateral Agent" under and as defined in the Collateral Agent Agreement, in its capacity as agent or trustee for the Lenders, the Agent and the Deposit Banks, or any successor agent or trustee pursuant to the terms thereof.

          "Collateral Agent Agreement" means the Collateral Agent Agreement dated as of even date herewith, among the Lenders, the Agent, the Deposit Banks and the Collateral Agent.

          "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the Schedule of Lenders as such Lender's commitment.

          "Commonly Controlled Entity" means a Person, which is under common control with the Borrower within the meaning of Section 414(b) or Section 414(c) of the Internal Revenue Code.

          "Concentration Account" has the meaning assigned to it in SCHEDULE G.

          "Consolidated," when used with respect to any of the terms defined herein, refers to such terms as reflected in a consolidation of the accounts or other items of the Borrower and of the accounts or other items of the Borrower's Subsidiaries, if any, in conformity with Generally Accepted Accounting Principles.

          "Consolidated Subsidiary" means at any date each of the Guarantors and any other Subsidiary or other entity (i) having obligations in excess of $500,000, and (ii) the accounts of which would be Consolidated in accordance with Generally Accepted Accounting Principles with those of the Borrower in its Consolidated financial statements if such statements were prepared as of such date; provided, that any Consolidated Subsidiary which ceases to be a
      --------
Consolidated Subsidiary solely because it is classified as a discontinued operation shall be deemed to be a Consolidated Subsidiary so long as it remains a Subsidiary; and provided, further, that MK Rail shall not be deemed to be a
                  --------  -------
Consolidated Subsidiary.

          "Contingent Obligations" means, as to any Person, collectively, all Indebtedness, obligations or other liabilities of such Person guarantying or in effect guarantying the payment or performance of any Indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any Indebtedness, obligation or other liability of such Person (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) any contingent reimbursement obligation of such Person in respect of any letter of credit or any other financing accommodations, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

          "Contractual Obligation" means, as to any Person, collectively, any Indebtedness, obligation or other liability of such Person (whether for the payment of money or otherwise), now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any security issued by such Person or any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means a rate of interest equal to the rate of interest in effect under this Agreement at the time an Event of Default occurs or is continuing plus two percent (2%) per annum, provided, that to the extent the
                                            --------
Default Rate exceeds the Maximum Lawful Rate, the Default Rate shall be a rate equal to the Maximum Lawful Rate.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Deposit Bank" has the meaning assigned to it in SCHEDULE G and means each of Bank of America, Bank of America Illinois and Key Bank of Idaho in such capacity, and any of their successors in such capacity.

          "Distribution Agreement" means that certain Distribution Agreement dated as of October 10, 1995 by and among Fidelity and Deposit Company of Maryland, Mellon Bank, N.A. as agent and collateral agent for itself and the Existing Lenders, the Borrowers, and each of the Subsidiaries that are signatories thereto."

          "Environmental Laws" means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the disposal of waste and the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S)(S) 9601 et
                                                                           --
seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49
- ---
U.S.C. (S)(S) 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide
                   -- ---
Act, as amended (7 U.S.C. (S)(S) 136 et seq.); the Resource Conservation and
                                     -- ---
Recovery Act, as amended (42 U.S.C. (S)(S) 6901 et seq.) ("RCRA"); the Toxic
                                                -- ---
Substance Control Act, as amended (15 U.S.C. (S)(S) 2601 et seq.); the Clean Air
                                                         -- ---
Act, as amended (42 U.S.C. (S)(S) 7400 et seq.); the Federal Water Pollution
                                       -- ---
Control Act, as amended (33 U.S.C. (S)(S) 1251 et seq.); the Occupational Safety
                                               -- ---
and Health Act, as amended (29 U.S.C. (S)(S) 651 et seq.) ("OSHA"); and the Safe
                                                 -- ---
Drinking Water Act, as amended (42 U.S.C. (S)(S) 300(f) et seq.); and any and
                                                        -- ---
all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Event of Default" has the meaning set forth in SECTION 9.1.

          "Existing Agreements" has the meaning assigned to it in RECITAL B; provided that, unless the context otherwise requires, all references to Existing
- --------
Agreements shall be references to the Existing Agreements as modified by the Override Agreement.

          "Existing Indebtedness" has the meaning assigned to it in RECITAL B.

          "Existing Lenders" has the meaning assigned to it in RECITAL B.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (i) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Mellon Bank, N.A. on such day on such transactions as determined by the Agent.

          "Final Order" means the "Final Order Approving Debtor in Possession Financing and Use of Cash Collateral," substantially in the form attached hereto as EXHIBIT D.

          "Financing Shortfall" means the amounts, if any, set forth on the Budget as "Financing Shortfall."

          "Financing Statements" means any Uniform Commercial Code financing statement on form UCC-1 or a comparable form executed pursuant to the provisions of this Agreement or any of the other Loan Documents or any such similar statement to be filed in Canada.

          "Foreign Tax Credit Refunds" shall have the meaning assigned to that term in SECTION 2.9(c).

          "Form 10-K" means the annual report on Form 10-K as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Form 10-Q means the report on Form 10-Q as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Generally Accepted Accounting Principles" means accounting principles that are generally accepted and consistently applied and maintained throughout the period indicated and that are consistent with the prior financial practices of the Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

          "Governmental Authority" means any nation, province, state or other political subdivision thereof, any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

          "Guarantor" means each of the indirectly or directly wholly-owned Subsidiaries of the Borrower listed on SCHEDULE E and "Guarantors" means all of the foregoing.

          "Guaranty" means, collectively, the Guaranty Agreements dated as of even date herewith, made by a Guarantor or Guarantors in favor of the Agent, for the benefit of the Lenders, and to the Deposit Banks, guarantying the Obligations.

          "Guaranty Security Agreement" means a Pledge and Security Agreement (Guaranty) dated as of even date herewith, among the Guarantors who are signatories thereto, and the Collateral Agent securing the Obligations under Guaranties.

          "Hazardous Materials" means (i) any substance, material or waste, which is either (a) defined as, (b) included in the definition, listing or identification of, or (c) otherwise regulated as, a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

          "Indebtedness" of any Person means without duplication, any obligation of such Person for borrowed money, including (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (b) any obligation of such Person for the deferred purchase price of any property or services, except trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business,
(c) any obligation of such Person as lessee under a Capital Lease, (d) Contingent Obligations, (e) any reimbursement obligation in respect of any letter of credit or any other financing accommodations, and (f) any obligation for borrowed money which is non-recourse to such Person but which is secured by a Lien on any asset of such Person.

          "Intercreditor Agreements" means (i) that certain Intercreditor and Subordination Agreement dated as of October 10, 1995 among Fidelity and Deposit Company of Maryland, Mellon Bank, N.A. as agent and collateral agent for itself and the Lenders, Mellon Bank, N.A. as agent and collateral agent for itself and the Existing Lenders, and Amerail, (ii) that certain Intercreditor and Subordination Agreement dated as of even date herewith among Fidelity and Deposit Company of Maryland, Mellon Bank, N.A. as Agent and Collateral Agent to itself, the Lenders, and the Deposit Banks and Mellon Bank, N.A. as Agent and Collateral Agent for itself and the Existing Lenders and Amerail, and (iii) the Distribution Agreement.

          "Interim Order" means the "Interim Order Approving Debtor in Possession Financing and Use of Cash Collateral," substantially in the form attached hereto as EXHIBIT E.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investments" has the meaning assigned to it in SECTION 8.5.

          "Lender" and "Lenders" have the meanings assigned to them in the preamble hereto, and shall include the Agent in its individual capacity.

          "Lien" means, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest).

          "Loan Documents" means this Agreement, the Notes, the Security Documents, each Guaranty, the Collateral Agent Agreement, and any other of those documents listed on the

Schedule of Documents and therein specified to be executed and delivered, or caused to be executed and delivered, by the Borrower or the Guarantors to the Agents, the Lenders or the Deposit Banks in connection with this Agreement.

          "Loan" and "Loans" have the meaning assigned to them in SECTION 2.1.

          "Majority Lenders" means the Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Pro Rata Shares.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Borrower, any Guarantor or any of their Consolidated Subsidiaries; (b) the ability of the Borrower, any Guarantor or their Consolidated Subsidiaries to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof; (c) the Collateral or the Collateral Agent's Liens on the Collateral or the priority of any such Lien; or (d) the Lenders', Agents' and Deposit Banks' rights and remedies under any Loan Documents.

          "Material Contract" means, as to the Borrower, any Guarantor or their Consolidated Subsidiaries, a Contractual Obligation (a) the cancellation, non-performance or non-renewal of which by any party thereto could have or result in a Material Adverse Effect on the Borrower, any Guarantor or the Borrower, any Guarantor and their Consolidated Subsidiaries taken as a whole or (b) which involves amounts, payments or Indebtedness in excess of $10,000,000.

          "Maximum Commitment" means, with respect to each Lender, the Commitment of such Lender listed on the Schedule of Lenders for the Borrowing Period of the Closing Date through July 31, 1996.

          "Maximum Lawful Rate" means the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable under this Agreement.

          "Maximum Loan Amount" has the meaning assigned to it in SECTION 2.1.

          "Merger Agreement" means the Restructuring and Merger Agreement by and among Washington and MKD dated May 28, 1996.

          "Metra Agent" means the agent under the Metra Credit Agreement.

          "Metra Credit Agreement" means that certain Revolving Credit Agreement dated as of October 10, 1995 among Amerail, Bank of America as agent and the financial institutions named therein as lenders.

          "MKD" means Morrison Knudsen Corporation, a Delaware corporation, and its successors.

          "MKD Security Agreement" means the Pledge and Security Agreement dated as of even date herewith, executed by MKD in favor of the Collateral Agent, for the benefit of the Agents, the Lenders and the Deposit Banks granting a security interest in the personal property Collateral described therein.

          "MKO Security Agreement" means the Pledge and Security Agreement (Guaranty) dated as of even date herewith, executed by MKO in favor of the Collateral Agent, for the benefit of the Agents, the Lenders and the Deposit Banks securing the Obligations under MKO's Guaranty.

          "MKO" means Morrison Knudsen Corporation, an Ohio corporation, and its successors.

          "MK Rail" means MK Rail Corporation, a Delaware corporation.

          "MK Rail Documents" means that certain Note Cancellation and Restructuring Agreement dated as of June 20, 1996 by and among MK Rail, MKD and MKO, that certain Stockholders Agreement dated as of June 20, 1996 between MK Rail and MKO, and that certain Second Amendment dated as of June 20, 1996 to that certain Rights Agreement dated as of January 19, 1996 of MK Rail.

          "MK Rail Note" means that certain Note dated June 26, 1995, issued by MK Rail Corporation in favor of MKO in the amount of $52,200,000.

          "Mortgages" means, collectively, the fee and leasehold deeds of trust and mortgages and any modification thereto, executed by the Borrower or any Guarantor in favor of the Collateral Agent for the benefit of the Lenders, the Agents and the Deposit Banks granting a lien on and security interest in the Real Property Collateral.

          "Multi-employer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Cash Proceeds" means, with respect to either the sale or refinancing of any asset of the Borrower, any Guarantor or any Consolidated Subsidiary or any other transaction identified in SECTION 2.9, all amounts payable to such Borrower, such Guarantor or such Consolidated Subsidiary as a result of such transaction after payment of (i) all reasonable and customary closing costs, including, brokerage commissions, appraisal fees, recording fees, attorneys' fees, title insurance premiums, inspection report charges, prepayment penalties payable to senior lienholders, escrow credits in favor of the purchaser or financier, customary prorations, transfer and other taxes, escrow fees, points and other loan fees, and (ii) Indebtedness secured by Senior Permitted Liens on such asset.

          "New Bonds Agreement" means that certain New Bonds Agreement dated as of October 10, 1995 among Fidelity and Deposit Company of Maryland, the Borrower and the other parties listed on the signature pages thereto.

          "Notes" means promissory notes of the Borrower, substantially in the form of EXHIBIT A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Acceleration" means a written notice sent to the Borrower pursuant to SECTION 9.2, accelerating the Obligations.

          "Notice of Borrowing" has the meaning assigned to it in SECTION 2.2.

          "Obligations" means, as to the Borrower or any Guarantor, collectively, all liabilities of such Borrower or such Guarantor, arising in connection with or pursuant to the provisions of this Agreement, the Notes, or the other Loan Documents, owing to the Agents, the Lenders or the Deposit Banks of any kind and description, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, howsoever evidenced or acquired including the payment and performance of all Indebtedness, obligations and other liabilities of such Borrower or Guarantor and overdraft coverage and account funding obligations in connection with the Cash Management System, arising in connection with or pursuant to the provisions of this Agreement, the Notes or the other Loan Documents; provided, however, that the Obligations shall
                                   --------
not include any Indebtedness, obligations or other liabilities arising under the Override Agreement, the Override Agreements or the Prepetition Credit Agreement.

          "Official Committees" has the meaning assigned to it in SECTION
2.15(b).

          "Operating Lease" means, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          "Override Agent" means the agent under the Override Agreement."

          "Override Agreement" has the meaning assigned to it in RECITAL B, as the same may be amended, modified, supplemented and restated from time to time.

          "Override Agreements" means the Override Agreement, the loan agreements and other financing arrangements executed in connection with the Override Agreement and the Existing Agreements.

          "Override Collateral" means the "Collateral" as defined in the Override Agreement.

          "Parent" means, with respect to any Lender, any Person controlling such Lender directly or indirectly.

          "Participant" has the meaning set forth in SECTION 11.8(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" means, collectively, those certain Liens, in existence on the date hereof, described in SCHEDULE 8.2 and as permitted under
SECTION 8.2.

          "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

          "Petition Date" means June 25, 1996, the date on which the Borrower filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code thereby commencing the Case.

          "Plan" means at any time an employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Plan of Reorganization" means the first amended joint chapter 11 plan of reorganization for the Borrower and all exhibits thereto, as the same may be amended, modified or supplemented.

          "Prepetition Credit Agreement" has the meaning assigned to it in RECITAL A.

          "Prepetition Credit Agreement Collateral" has the meaning assigned to it in RECITAL A.

          "Prepetition Lenders" has the meaning assigned to it in RECITAL A.

          "Prepetition Loans" has the meaning assigned to it in RECITAL A.

          "Prime Rate" means, for any day, a rate per annum equal to the higher of (i) the rate of interest publicly announced by Mellon Bank, N.A. from time to time as its Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Professionals" means, collectively, all attorneys, accountants, paraprofessionals, appraisers, auditors, inspectors, engineers, title insurance companies, and environmental experts employed, retained, or internally used by the Collateral Agent or the Agent in connection with the Borrower's or Guarantors' performance of their Obligations or in asserting any of the Collateral Agent's, the Agent's, the Lenders' or the Deposit Banks' rights or remedies under this Agreement.

          "Pro Rata Share" means, with respect to each Lender the percentage set forth opposite the name of such Lender on the Schedule of Lenders, as such Lender's pro rata share.

          "Real Property" means all of the right, title and interest of the Borrower or any Guarantor in and to land, improvements and fixtures (to the extent interests therein arise under the real property law of the jurisdiction where located).

          "Real Property Collateral" means, collectively, all of the Borrower's or any Guarantor's right, title and interest in and to the real property more specifically described on SCHEDULE H attached hereto, including their fee and leasehold interests in such real property, pledged by such Borrower or Guarantor, in favor of the Collateral Agent for the benefit of the Lenders, the Agents and the Deposit Banks pursuant to the Mortgages.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reportable Event" means any of the events set forth under Section 4043(b) of ERISA or the PBGC regulations thereunder for which notice to the PBGC has not been waived by applicable law or administrative guidance.

          "Requirement of Law" means, as to any Person, collectively, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person; (b) any Federal, state or local law, treaty, ordinance, rule or regulation; and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Schedule for Notices" means the schedule annexed as SCHEDULE D hereto, listing the name, address and wiring instructions for each Lender.

          "Schedule of Documents" means the schedule annexed as SCHEDULE C hereto, listing those documents to be delivered in connection with the closing of the transactions contemplated by this Agreement and the other Loan Documents.

          "Schedule of Lenders" means the schedule annexed as SCHEDULE A hereto, listing the name of each Lender, such Lender's Commitment and such Lender's Pro Rata Share.

          "Security Documents" means the Mortgages, the MKD Security Agreement, the MKO Security Agreement, the Guaranty Security Agreement, the Financing Statements and all documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

          "Senior Permitted Liens" means the Permitted Liens that are senior to the Lien of the Collateral Agent on any Collateral listed on SCHEDULE I.

          "Single Employer Plan" means any Plan which is not a Multi-employer Plan.

          "Subject Equipment" has the meaning set forth in SECTION 8.4.

          "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means any Subsidiary of MKD or the Guarantors.

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agents, taxes
                 ---------
imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Agents (as the case may be) are organized or in which its principal executive office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

          "Termination Date" means the earlier of (a) October 31, 1996, (b) such date as the Commitments are terminated or the Loans are accelerated pursuant to
SECTION 9.2, (c) the date that is thirty (30) days after the date hereof, if the Interim Order has been entered by the Bankruptcy Court but the Final Order has not been entered by the Bankruptcy Court; and (d) the date a plan of reorganization in the Case becomes effective.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from to time, be in effect in the Commonwealth of Pennsylvania; provided, that in the event that, by reason of mandatory provisions of law, any
- --------
or all of the
attachment perfection or priority of, or remedies with respect to, the Collateral Agent's security interests in any Post Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "Unused Commitment Fee" has the meaning assigned to it in SECTION 2.7(e).

          "Washington" means Washington Construction Group, Inc., a Delaware corporation.

     1.2. Accounting Terms and Determinations.  Unless otherwise specified
          -----------------------------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles.

     1.3. General Construction.  As used in this Agreement, the masculine,
          --------------------
feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would so apply. "Includes" and "including" are not limiting, and "or" is not exclusive.


                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS
                         -----------------------------

     2.1. The Loans.
          ---------

          From time to time until the Business Day preceding the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make one or more loans (each a "Loan", and collectively, the "Loans"), to the Borrower during the periods listed below (each such period being a "Borrowing Period") in a maximum amount equal to its Pro Rata

Share of the aggregate amount of the Loans set forth below opposite the Borrowing Period for such Loan (the "Maximum Loan Amount"):


     Borrowing Period                         Aggregate Amount of Loans
     ----------------                         -------------------------
     Closing Date - August 15, 1996                  $ 60,000,000
     August 16, 1996 - October 31, 1996              $ 50,000,000

provided, that the aggregate principal amount of the Loans by such Lender
- --------
outstanding at any time during a Borrowing Period to the Borrower shall not exceed the amount of its Maximum Loan Amount and during the last Borrowing Period, its Commitment, as such Maximum Loan Amount and Commitment may be reduced pursuant to this SECTION 2.1 or SECTION 2.9 ; provided, that pursuant to
                                                      --------
this SECTION 2.1 in amounts such that the aggregate principal amount of the Loans by such Lender at any one time outstanding to the Borrower shall not exceed the amount of its Commitment; provided that, for any calendar week, the
                                     --------
aggregate amount of the Loans outstanding shall not exceed the amounts set forth on the Budget for such calendar week. Each Borrowing under this SECTION 2.1 shall be in an aggregate amount of $5,000,000 or multiples thereof; provided,
                                                                    --------
that during the last Borrowing Period set forth above, the amount of any Borrowing which would cause the aggregate Loans to equal the maximum aggregate amount of Loans permitted during such Borrowing Period need not equal an integral multiple of $5,000,000. Subject to SECTION 2.9, amounts borrowed hereunder and repaid or prepaid may be reborrowed.

     2.2. Notice of Borrowing.  The Borrower shall give notice to the Agent by
          -------------------
telephone, at the telephone number listed in the Schedule for Notices, to Agent's account executive responsible for Borrower's account, confirmed immediately in writing, or in writing (by facsimile at the address listed in the Schedule of Notices), substantially in the form of EXHIBIT B, or to such other telephone or facsimile number as Agent may designate, (a "Notice of Borrowing") no later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the Business Day immediately preceding a Borrowing Period, specifying:

          (a) The date of such Borrowing;

          (b) The aggregate amount of such Borrowing; and

          (c) That the aggregate amount of such Borrowing, plus the aggregate outstanding principal amount of the outstanding Loans, do not exceed the aggregate amount of each Lender's Maximum Loan Amount or the Commitments and that all the conditions described in ARTICLE V of this Agreement have been satisfied.

     2.3. Notice to Lenders; Funding of Loans.
          -----------------------------------

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:00 p.m. (Pittsburgh, Pennsylvania time) on the date of each Borrowing, each Lender shall make available its Pro Rata Share of such Borrowing, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Agent at its address referred to in the Schedule for Notices. Unless the Agent determines that any applicable condition specified in
ARTICLE V has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at 3:00 p.m. (Pittsburgh, Pennsylvania time) at the Agent's aforesaid address.

          (c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made such Pro Rata Share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this SECTION 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the Prime Rate plus two percent (2%), and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     2.4. Notes.
          -----

          (a) The Loans of each Lender to the Borrower shall be evidenced by a single Note of the Borrower payable to the order of such Lender in an original principal amount equal to such Lender's Maximum Commitment.

          (b) Upon receipt of each Lender's Note pursuant to SECTION 5.1(b), the Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and maturity of each Loan made by it to the Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided, that the failure of any Lender to make any such
                  --------
recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes absent manifest error. Each Lender is hereby irrevocably authorized by the Borrower to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     2.5. Maturity of Loans.  Each Loan included in any Borrowing shall mature,
          -----------------
and the principal amount thereof shall be due and payable, on the Termination Date.

     2.6. Interest Rates.
          --------------

          (a) Except as provided in SECTION 2.6(B), each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate for such day plus two percent (2%). Interest shall be payable each calendar month on the last day of such month and on the Termination Date.

          (b) Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. In addition, from and after the occurrence of any Event of Default and continuing until such Event of Default is cured or has been waived in writing by the Agent in accordance with the terms of this Agreement, interest shall accrue on the Obligations at the Default Rate and is payable on demand. Any interest, reasonable professional fees and expenses of the Agent and the Collateral Agent due under SECTION 11.4, which are not paid as and when due, shall bear interest at the Default Rate. The interest rate increase shall take effect immediately upon written notice by the Agent to the Borrower of the occurrence of an Event of Default.

     2.7. Fees.
          ----

          (a) Closing Fee.  The Borrower shall pay to the Agent for the benefit
              -----------
of the Lenders, on the Closing Date, a closing fee of $600,000 to be distributed by the Agent to each Lender in an amount equal to such Lender's Pro Rata Share.

          (b) Agent's Fee.  The Borrower shall pay to the Agent on the Closing
              -----------
Date and monthly thereafter on the first day of each month in advance, a non-refundable fee in an amount equal to $30,000 per month (the "Agent's Fee"). The Agent's Fee is payable from the Closing Date until such time as the Borrower and the Agent have no Obligations under this Agreement and the other Loan Documents and the obligation to pay the Agent's Fee shall survive the payment in full of the Obligations under this Agreement.

          (c) Bank of America's Fee.  The Borrower shall pay to Bank of America,
              ---------------------
as a Deposit Bank, on the Closing Date and monthly thereafter on the first day of each month in advance, a non-refundable fee in an amount equal to $30,000 per month (the "Bank of America Fee"). The Bank of America Fee is payable from the Closing Date until such time as the Borrower has no Obligations under this Agreement and the other Loan Documents and the obligation to pay the Bank of America Fee shall survive the payment in full of the Obligations under this Agreement.

          (d) Collateral Agent's Fee.  The Borrower shall pay to the Collateral
              ----------------------
Agent on the Closing Date and monthly thereafter on the first day of each month in advance, a non-refundable fee in an amount equal to $30,000 per month (the "Collateral Agent's Fee"). The Collateral Agent's Fee is payable from the Closing Date until such time as the Borrower and the Collateral Agent have no Obligations under this Agreement and the other Loan Documents and the obligation to pay the Collateral Agent's Fee shall survive the payment in full of the Obligations under this Agreement.

          (e) Unused Commitment Fee.  From and after the Closing Date and until
              ---------------------
the Termination Date, the Borrower shall pay to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Unused Commitment Fee") equal to one-half of one percent (1/2%) per annum of the amount by which the Maximum Loan Amount exceeds the Loans on any day. The Unused Commitment Fee shall be calculated based on the actual number of days elapsed and a year of 360 days. The accrued portion of the Unused Commitment Fee shall be payable (i) monthly, in arrears, on the first day of the immediately succeeding calendar month and (ii) on the Termination Date.

          (f) Fees Cumulative.  All fees payable under this Agreement shall be
              ---------------
cumulative, and fully earned on the date of payment.

     2.8. Optional Prepayments.
          --------------------

          (a) The Borrower may, upon at least one Business Day's notice to the Agent, prepay any Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay each Lender's Loans in an amount equal to such Lender's Pro Rata Share of such prepayment.

          (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     2.9. Mandatory Prepayment.
          --------------------

          (a) Immediately upon receipt by the Borrower, any Guarantor or any Consolidated Subsidiary or the Agent of Net Cash Proceeds of (i) any sale, lease or other disposition of assets (other than sales in the ordinary course of business, sales of equipment under SECTION 8.4(ii), (iii), (iv), and (v), sales of equipment which are promptly replaced or Net Cash Proceeds from the merger or sale of assets which are to be distributed to creditors pursuant to the Plan including, but not limited to, Net Cash Proceeds from the MK Rail Note), (ii) Net Cash Proceeds of any issuance of capital stock by the Borrower, any Guarantor or their Consolidated Subsidiaries or (iii) insurance proceeds, the Borrower shall pay or cause to be paid such Net Cash Proceeds or insurance proceeds to the Agent on account of the Obligations for the benefit of Lenders; provided, however, that so long as no Event of Default exists and is continuing
- --------  -------
at the time such proceeds are received, and unless otherwise set forth in the Security Documents, the Borrower may retain up to an aggregate amount of $1,000,000 of insurance proceeds to rebuild or replace insured property destroyed or damaged, if such property is capable of being rebuilt or replaced within a reasonable period of time. Amounts prepaid under this SECTION 2.9(a) may not be reborrowed and each Lender's Maximum Loan Amount and Commitment shall be reduced in the amount of such Lender's Pro Rata Share in such mandatory prepayment.

          (b) To the extent funds are on deposit in the Collateral Account, at the close of business on the last Business Day of each week, the Borrower shall pay to the Agent, for the benefit of the Lenders in respect of the Obligations, such funds pursuant to the terms of the Cash Management System or otherwise. Amounts prepaid under this SECTION 2.9(b) may be reborrowed. To the extent funds are on deposit in the Collateral Account, at the close of business on any Business Day, such funds shall be treated pursuant to the terms of the Cash Management System. Any amounts prepaid under this SECTION 2.9(b) may be reborrowed.

          (c) Immediately upon receipt by the Borrower, any Guarantor or any of their Consolidated Subsidiaries of any tax refund (other than any Foreign Tax Credit Refunds as defined in the Restated and Amended Certificate of Incorporation of Washington Construction Group, Inc. attached to the Plan of Reorganization as Exhibit C) which are to be distributed to creditors pursuant to the Plan), the Borrower shall pay or cause to be paid the amount of such tax refunds to the Agent on account of the Obligations for the benefit of the Lenders. Amounts prepaid under this
SECTION 2.9(c) may not be reborrowed and each Lender's Maximum Loan Amount and Commitment shall be reduced in the amount of such Lender's Pro Rata Share in such mandatory prepayment.

            (d) If at any time the aggregate principal amount of the Loans of any Lender outstanding at any time exceeds the amount of such Lender's Maximum Loan Amount or Commitment as such Lender's Maximum Loan Amount and Commitment may be reduced pursuant to this SECTION 2.9, the Borrower shall immediately pay to the Agent for the benefit of such Lender, the amount necessary to reduce the aggregate principal amount of such Loans to the amount of such Lender's Maximum Loan Amount and Commitment.

     2.10.  Application of Payments.  All payments (including prepayments),
            -----------------------
other than regularly scheduled interest payments, on the Loans or on any of the other Obligations (other than Obligations under the Cash Management System) shall be made to the Lenders or the Agent, as the case may be, for application against the Borrower's Obligations as follows (regardless of how each Lender may treat such payments for purposes of its own accounting): first to then due and
                                                         -----
outstanding fees, expenses or other charges of the Agent,or the Collateral Agent under this Agreement or any of the other Loan Documents to the extent payable by the Borrower; second to then due interest on the Loans accrued and unpaid prior
              ------
to the date such funds are received by the Lenders; and third to the principal
                                                        -----
balance of the Loans.

     2.11.  General Provisions as to Payments.  The Borrower shall make each
            ---------------------------------
payment of principal of, and interest on, the Loans and of fees and of all other Obligations (other than Obligations payable under the Cash Management System) hereunder, not later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the date when due, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Agent at its address referred to in the Schedule for Notices. Subject to the provisions of SECTION 2.10, the Agent will promptly distribute to each Lender its Pro Rata Share of each such payment received by the Agent for the account of the Lenders. The Borrower agrees to pay to the Agent, upon demand, the amount of any payment received by the Agent pursuant to the terms of the Cash Management System that is subsequently returned to any bank that has transferred funds to the Concentration Account in accordance with the Cash Management System, because such bank transferred funds in advance of final collection and such funds are not finally collected. If such payment has already been applied in accordance with SECTION 2.10 and is not paid by the Borrower within one (1) Business Day after the Agent's demand therefor, then each Lender shall pay to the Agent the share of such returned payment received by it. Upon receipt by the Agent of any such payment from the Borrower, or from the Lenders in the event the Borrower fails to make such payment after the Agent's demand, the Agent shall pay such funds to Bank of America Illinois, Bank of America or Key Bank of Idaho, as appropriate, in such bank's capacity as a Deposit Bank, in order to pay the bank that transferred funds that were not finally collected and the Loans shall be reinstated to the extent the Agent makes such payment. Whenever any payment of principal of, or interest on, the Loans or of fees with respect to the Loans or of any other Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     2.12.  Computation of Interest and Fees.  Interest and fees shall be
            --------------------------------
computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     2.13.  Cash Management System.  The Borrower will establish, on or prior
            ----------------------
to the Closing Date, and the Borrower will maintain until the Obligations have been paid in full and all Commitments have been terminated, the Cash Management System described in SCHEDULE G.

     2.14.  Superpriority Nature of Obligations.  Pursuant to Section 364(d) of
            -----------------------------------
the Bankruptcy Code, all Obligations under this Agreement and the other Loan Documents shall be secured by Liens on the terms and with the priorities senior and prior to all other Liens other than Senior Permitted Liens as set forth in the Security Documents. In addition thereto, repayment of the Obligations shall have priority under Section 364(c)(1) of the Bankruptcy Code, and, in the event the Agent has an unsecured claim in the Case for any portion of the Obligations arising under the Loan Documents, said claim shall have, pursuant to Section 364(c)(1) of the Bankruptcy Code, the priority of an expense of administration in the Case, which priority shall be senior to any other administrative expense in the Case of the kind specified in Sections 503(b), 507(a)(1), or 507(b) of the Bankruptcy Code, subject only to subordination on the terms, in the amounts and in favor of the Persons set forth in SECTION 2.15 below.

     2.15.  Subordination of Obligations.  The Obligations and the liens on the
            ----------------------------
assets of the Borrower securing the Obligations shall only be subordinate to other claims, rights and interests as follows:

            (a) Professionals Employed By Borrower.  To the claims of the
                ----------------------------------
professionals employed by the Borrower (the "Borrowers Professionals"), but only so long as the Borrower's Professionals are employed by the Borrower pursuant to an order of the Bankruptcy Court and only to the payment of reasonable fees and out-of-pocket expenses (approved by the Bankruptcy Court pursuant to Section 330 of the Bankruptcy Code after proper notice to each Lender and upon proper application, hearing, and approval by the Bankruptcy Court), but specifically excluding from such subordination any fees or costs incurred in the preparation, investigation, commencement, or prosecution of any litigation against the Collateral Agent, any Lender, the Agent or any Deposit Bank or challenges to any Lender's, the Collateral Agent's, the Agent's or any Deposit Bank's claims against the Borrower; provided, that the claims of the Borrower's Professionals, together
          --------
with the claims of the professionals employed by the Official Committees, do not exceed the maximum aggregate amount of $5,000,000.

Subject to the foregoing limitations, so long as the conditions set forth above have not occurred, following the exhaustion of the amount of their respective retainers, the Borrower's Professionals may seek and obtain interim compensation under Section 331 of the Bankruptcy Code.

            (b) Official Committees.  To the claims of the professionals
                -------------------
employed by any official committee appointed pursuant to Section 1102 of the Bankruptcy Code (the "Official Committees"), but only insofar as such professionals are employed pursuant to Section 1103 of the Bankruptcy Code and only to the payment of reasonable fees and out-of-pocket expenses (approved by the Bankruptcy Court pursuant to Section 330 of the Bankruptcy Code after proper notice to each Lender and upon proper application, hearing, and approval by the Bankruptcy Court) that are incurred by such professionals in representing the interests of the Official Committees in matters that relate to the ordinary administration of the Cases, not to exceed during the pendency of the Cases, when taken together with the claims of the Borrower's Professionals, the maximum aggregate amount of $5,000,000, and specifically excluding from such subordination any fees or costs incurred in the preparation, investigation, commencement, or prosecution of any litigation against the Collateral Agent, any Lender, the Agent or any Deposit Bank or challenges to the Collateral Agent's, any Lender's, the Agent's or any Deposit Bank's claims against the Borrower, any Guarantor or any of their Subsidiaries. Subject to the foregoing limitations, so long as the conditions set forth above have not occurred, professionals for the Official Committees may seek and obtain interim compensation under Section 331 of the Bankruptcy Code.

            (c) United States Trustee Fees.  Quarterly fees due to the United
                --------------------------
States Trustee in the Case pursuant to 28 U.S.C. (S) 1930.

     2.16.  Use of Collateral and Cash Collateral; Adequate Protection.
            ----------------------------------------------------------

            (a) Subject to the provisions of SECTION 9.4, and except as otherwise restricted under the provisions of this Agreement, so long as an Event of Default or the Termination Date has not occurred, the Lenders consent to the Borrower's use of the Collateral (i) in the ordinary course of its businesses as previously conducted and in a manner consistent with the Budget, and (ii) out of the ordinary course of business upon approval of the Bankruptcy Court after notice (including notice to each Lender) and an opportunity for a hearing and the prior written consent of the Majority Lenders or in a manner consistent with the Budget.

            (b) Subject to SECTION 2.15, as adequate protection for the Borrower's use of the Collateral and Cash Collateral, the Collateral Agent is hereby granted for the benefit of the Lenders, the Agents and the Deposit Banks replacement liens and security interests in all of the Borrower's real and personal property (pari passu with the liens and security interests granted to
                   ---- -----
secure repayment of the Obligations) to the extent of any diminution in the Collateral or Cash Collateral caused by such use; and the Collateral Agent is further granted for the benefit of the Lenders, the Agents and the Deposit Banks a claim under Section 507(b) of the Bankruptcy Code, with the priority of an expense of administration in the Case, which priority shall be senior to any other claims or expenses of administration under Sections 503(b) and 507(a), to the extent the Collateral Agent, any Lender, the Agent or any Deposit Bank has an unsecured claim because the foregoing replacement liens and security interests are inadequate to protect the Collateral Agent, any such Lender, the Agent or any such Deposit Bank.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES
                            -----------------------

     3.1.   Increased Cost.
            --------------

            (a) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

          (b) Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 3.1. A certificate of any Lender claiming compensation under this SECTION 3.1 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.2. Taxes.
          -----

          (a) Any and all payments by the Borrower to or for the account of any Lender or the Agents hereunder or under any Note or any other Loan Document shall be made without deduction for any Taxes or Other Taxes; provided, that if
                                                              --------
the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.2) such Lender or the Agents (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in the Schedule for Notices, the original or a certified copy of a receipt evidencing payment thereof.

          (b) The Borrower agrees to indemnify each Lender, the Collateral Agent and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 3.2) paid by such Lender or the Agents (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Agents (as the case may be) makes demand therefor.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (d) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to SECTION 3.2(c) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 3.2(b) or (c) with respect to Taxes imposed by the United States on payments by such Borrower; provided, that if a Lender, which is otherwise exempt from or
               --------
subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (e) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 3.2, then such Lender will change the jurisdiction of its lending office to an office it maintains if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.


                                  ARTICLE IV

                                   SECURITY
                                   --------

     4.1. The Borrower's Obligations.  The Obligations of the Borrower to pay
          --------------------------
all sums due to the Agents, the Lenders and the Deposit Banks and to perform all other covenants and agreements under this Agreement, the Notes and the other Loan Documents to which the Borrower is a party, shall be secured by the Collateral to the extent provided in the Security Documents. It is agreed and understood that the Indebtedness, liabilities and other obligations under the Override Agreements are secured by the Override Collateral, but shall not be secured by the Collateral.

     4.2. Priority of Security Interests.  As set forth in SECTION 2.14, all
          ------------------------------
Obligations under this Agreement and the other Loan Documents shall be secured by Liens on the terms and with the priorities senior and prior to all other Liens other than Senior Permitted Liens. Upon the repayment in full of the Prepetition Credit Agreement and the approval of the Bankruptcy Court, the security interests to be granted to the Lenders in connection with this Agreement shall have the same priority as the security interests granted to the Prepetition Lenders in connection with the Prepetition Credit Agreement Collateral as set forth in the Intercreditor Agreements and shall be senior to the security interests securing the Existing Indebtedness and have the same priority relative to certain security interests granted to Amerail and the Bonding Company as set forth in the Intercreditor Agreements.

     4.3. Automatic Perfection.  The Interim Order and Final Order shall provide
          --------------------
that the Liens and security interests granted hereunder or pursuant to any of the other Loan Documents shall be automatically perfected upon entry thereof without the requirement of any further filings, notices, recordings or actions of any kind by the Collateral Agent, the Agent, the Lenders, the Deposit Banks, the Borrower or any other Person. It being agreed and understood that if the Agent or the Collateral Agent determines to make any filings, recordings or notices or take any other action with respect to certain types of the Collateral, that such actions shall not be construed to be a waiver of the benefits of this SECTION 4.3 with respect to such type of Collateral or any other Collateral.

     4.4. Further Assurances.  The Borrower shall, and shall cause the
          ------------------
Guarantors to, at their sole cost and expense, execute and deliver to the Agent or the Collateral Agent for the benefit of the Lenders, the Agents and the Deposit Banks all such further documents, instruments and agreements and agree to perform all such other acts which may be required in the opinion of the Agent to enable the Agents, the Lenders and the Deposit Banks to exercise and enforce their respective rights as the secured parties or beneficiaries under the Security Documents. To the extent permitted by applicable law, the Borrower hereby authorizes the Collateral Agent or the Agent on behalf of the Lenders, the Agents and the Deposit Banks to file Financing Statements and continuation statements with respect to the security interests granted under the Security Documents in favor of the Collateral Agent for the benefit of the Agents, the Lenders and the Deposit Banks and to execute such Financing Statements and continuation statements on behalf of the Borrower and the Guarantors.

                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

     5.1. Conditions Precedent to Effectiveness of Agreement.  This Agreement
          --------------------------------------------------
shall become effective only upon the satisfaction by the Borrower of the following conditions precedent, unless each Lender shall otherwise agree:

          (a) Loan Documents.  The Agent shall have received counterpart
              --------------
originals of this Agreement, the other Loan Documents and all the other certificates, schedules, and other items as specified in the Schedule of Documents attached hereto as SCHEDULE C, each duly and validly executed and acknowledged, where appropriate, by or on behalf of all the parties hereto or thereto (as the case may be).

          (b) The Notes.  The Agent shall have received, for the benefit of each
              ---------
Lender, a Note conforming to the requirements of SECTION 2.4 duly and validly executed on behalf of the Borrower.

          (c) Legal Opinion of the Borrower's Counsel.  The Agent shall have
              ---------------------------------------
received, with an executed counterpart for each Lender, the legal opinion of Jones Day Reavis & Pogue and of Hawley Troxell Ennis & Hawley, counsel to the Borrower and the Guarantors, and such other counsel approved by the Agent, dated the Closing Date, and addressed to the Agent for the benefit of the Lenders, in form and substance satisfactory to the Agent.

          (d) Disbursement Authorization.  The Agent shall have received a
              --------------------------
Notice of Borrowing regarding the disbursement of the proceeds of the Loans, if any, to be made on the Closing Date.

          (e) Payment of Fees and Expenses.  The Borrower shall have paid all
              ----------------------------
fees set forth in SECTION 2.7 that are payable on the Closing Date.

          (f) Bankruptcy Court Approval.  The Bankruptcy Court shall have
              -------------------------
entered the Interim Order, or if there is no Interim Order or the Interim Order is no longer effective, the Final Order, and no appeal, certiorari petition, reargument, rehearing or other review of the Interim Order or Final Order is pending or if an appeal has been filed, no stay of such order pending appeal has been granted.

          (g) Repayment of the Prepetition Credit Agreement.  The obligations
              ---------------------------------------------
under the Prepetition Credit Agreement shall have been paid in full and the commitments thereunder terminated.

          (h) Guarantor Releases.  Each Guarantor shall have executed a release,
              ------------------
in substantially the form attached hereto as EXHIBIT G, in favor of each Lender and each Existing Lender, which release shall become effective on the effective date of the Borrower's Plan of Reorganization.

          (i) Other Matters.  The Agent shall have received all other documents,
              -------------
instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Agent and its counsel, as the Agent reasonably may request.

     5.2. Conditions Precedent to All Loans.  The obligation of each of the
          ---------------------------------
Lenders to make any Loans on any date is subject to the satisfaction by the Borrower, or the waiver by the Agent and the Majority Lenders, of the conditions set forth below. Each Borrowing by the Borrower shall constitute a representation and warranty by the Borrower to the Agent and each such Lender, as of each such borrowing, that the conditions in this SECTION 5.2 have been satisfied.

          (a) Borrowings.  The Agent shall have received a Notice of Borrowing
              ----------
as required by SECTION 2.2. Immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of each Lender's Maximum Loan Amount or the Commitments.

          (b) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Borrower and the Guarantors and each of them set forth in this Agreement, the Notes or the other Loan Documents, or in any certificate or opinion by or on behalf of the Borrower and the Guarantors in connection herewith, shall be correct on and as of the date of any requested Loan as if made on and as of such date; provided, however, that the Borrower may, from time
                             --------  -------
to time, amend SCHEDULE 6.8 (Material Contracts), SCHEDULE F (Subsidiaries) and
SCHEDULE 6.24 (Employment and Investment Agreements) by providing the Agent with amendments to such Schedules.

          (c) No Default or Event of Default.  No Default or Event of Default
              ------------------------------
shall have occurred and be continuing on the date of such requested Loan or after giving effect to the Loans to be made on such date.

          (d) No Violations.  No Requirement of Law shall prohibit, and no
              -------------
order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending which would enjoin, prohibit or restrain any Lender from making a requested Loan.

          (e) Certificate of Chief Financial Officer Regarding the Budget.  The
              -----------------------------------------------------------
Agent shall have received a
certificate of the chief financial officer of the Borrower and a certificate of the chief financial officer of MKO (i) certifying the Borrower's and MKO's compliance with the Budget for the period prior to the Borrowing and (ii) setting forth projected uses for requested Loans.

          (f) Officer's Certificate.  The Agent shall have received a
              ---------------------
certificate of the chief executive officer and the chief financial officer of the Borrower dated the date of such requested Loan, that to the best of each officers' knowledge (i) each of the representations and warranties contained in
ARTICLE VI and in any other Loan Document is true and correct in all material respects on and as of the date of such requested Loan, with the same force and effect as if made on and as of such date except to the extent such representation or warranty was made solely as of an earlier date; (ii) all obligations, covenants, agreements and conditions contained in this Agreement and the Loan Documents to be performed or satisfied by the Borrower on or prior to the date of such requested Loan have been performed or satisfied in all respects or duly waived by the Majority Lenders or All Lenders as the case may be; (iii) as of the date of such requested Loan and since April 15, 1996, no Material Adverse Effect has occurred (except as otherwise disclosed in writing to the Agent); (iv) no Default or Event of Default has occurred, or would result from the making of such requested Loan; (v) the documents delivered to the Agent by the Borrower and each of the Guarantors is true and correct as of the date of such requested Loan; and (vi) no Liens have arisen or been granted with respect to the Collateral other than Permitted Liens.

          (g) Deposit Accounts.  The Borrower's and MKO's deposit accounts and
              ----------------
investments shall have been maintained at a bank that has acknowledged the Collateral Agent's security interests, for the benefit of Lenders, Agents and Deposit Banks in all Cash, Cash Equivalents and other investments of the Borrower and MKO.

          (h) Compliance with Bankruptcy Court Orders; Bankruptcy Court
              ---------------------------------------------------------
Approval.  The Loans requested would not cause the aggregate outstanding amount
- --------
of the Loans to exceed the amount then authorized by the Interim Order or the Final Order, as the case may be, and no such order shall have been vacated or reversed, or modified or amended, and no appeal of such order shall have been timely filed, or if such appeal has been granted, no stay of such order pending appeal has been granted.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          In order to induce the Agents, the Lenders and the Deposit Banks to enter into this Agreement, and to make the Loans and other financial accommodations provided for herein, the Borrower hereby makes the following representations and warranties to the Agents, to each Lender and to each Deposit
Bank:

     6.1. Organization and Qualification.  Each of the Borrower and each of the
          ------------------------------
Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing in each jurisdiction wherein the conduct of its business or the ownership of its properties requires such qualification, except for those jurisdictions in which the failure to be qualified and in good standing would not have or result in a Material Adverse Effect or would not materially adversely affect the ability of the Collateral Agent to collect any material account receivable.

     6.2. Corporate Power and Authorization; Binding Effect.  Subject to
          -------------------------------------------------
compliance with any applicable provisions of the Bankruptcy Code, each of the Borrower and the Guarantors has the corporate power and has taken all corporate action necessary to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents executed by it and to grant the security interests and liens granted or created thereunder. All of the Loan Documents shall have been, or by the Closing Date shall be, duly authorized by the Bankruptcy Court. This Agreement constitutes, and when executed the other Loan Documents will constitute, legal and valid obligations of each of the Borrower and the Guarantors binding upon it and enforceable in accordance with their respective terms, except as the enforceability of each such Loan Document may, with respect to the Guarantors, be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and except as the availability of equitable remedies are subject to the application of equitable principles.

     6.3. No Conflict.  The execution, delivery and performance of this
          -----------
Agreement, the Notes, the other Loan Documents and the secured financing transactions contemplated hereby, the use of proceeds thereof, and the performance by the Borrower and the Guarantors (a) subject to the requirements of the Bankruptcy Code (with respect to the Borrower), do not conflict with or violate any provision of the Articles of Incorporation or Certificate of Incorporation, as the case may be, or By-Laws of the Borrower or any Guarantor, any material

Requirement of Law or any Contractual Obligation of the Borrower or any Guarantor, (b) subject to Bankruptcy Court Approval (with respect to the Borrower), do not conflict in any material respect with, constitute a default or require any consent under any Contractual Obligation of the Borrower or any Guarantor, and (c) do not result in the creation of any Lien other than a Permitted Lien upon any property or assets of the Borrower or any Guarantor.

     6.4. No Consents.  Except for approval of the Bankruptcy Court, all
          -----------
necessary consents, approvals and authorizations of, filings with, and acts by or with respect to all Governmental Authorities and other Persons (except possession of certain collateral as filings with the appropriate Governmental Authorities necessary to perfect the security interests under the Security Documents) required to be obtained, made or taken by the Borrower or the Guarantors in connection with the secured financing transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents, have been obtained, made or taken, and remain in effect. All applicable waiting periods have expired without any Governmental Authority or other Person taking any action which restricts, prevents or imposes materially adverse conditions upon the consummation of the secured financing transactions contemplated hereby.

     6.5. Absence of Litigation.  Except as otherwise set forth in SCHEDULE 6.5,
          ---------------------
there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or Governmental Authority) pending, or, to the Borrower's knowledge, threatened, against or affecting the Borrower or the Guarantors or any of their Consolidated Subsidiaries or, to the knowledge of the Borrower, any basis therefor, (a) which challenge the validity or propriety of the secured financing transactions contemplated hereby, (b) which could reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect, or (c) which is reasonably likely to materially affect the ability of the Borrower or the Guarantors to perform their obligations under this Agreement or the other Loan Documents.

     6.6. No Default under the Loan Documents.  No Default or Event of Default
          -----------------------------------
has occurred and is continuing.

     6.7. Indebtedness.  Set forth on SCHEDULE 6.7A hereto is a complete and
          ------------
correct list of all Indebtedness of the Borrower and the Guarantors in excess of $2,000,000, other than Contingent Obligations, and the approximate aggregate principal amount thereof outstanding. Set forth on SCHEDULE 6.7B is a complete and correct list of all Contingent Obligations for which the principal amount outstanding or the amount for which the Borrower or the Guarantors are liable exceeds $1,000,000, and the approximate aggregate amount of such principal or of such liability outstanding.

     6.8.   Material Contracts.  Set forth on SCHEDULE 6.8 hereto is a complete
            ------------------
and accurate list of (a) each Material Contract, and (b) each Capital Lease Obligation of the Borrower and the Guarantors existing on the Closing Date which exceeds $10,000,000 annually; other than as set forth in SCHEDULE 6.8 or otherwise disclosed in writing to the Agent, each such Material Contract or Capital Lease is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Except as previously disclosed to the Agent and the Lenders or as listed in SCHEDULE 6.8A hereto, there are no defaults by the Borrower or the Guarantors or, to the best of their knowledge, by any other party under any such Material Contract (other than a default occasioned by the commencement of the Case or otherwise permitted under the Bankruptcy Code) which could reasonably be expected to have or result in a Material Adverse Effect, or could reasonably be expected to affect the Borrower's or the Guarantors' ability to perform their Obligations under this Agreement, the Notes and the other Loan Documents. Neither the Borrower nor the Guarantors are in default (nor has any event occurred which, with notice or lapse of time or both would constitute a default) under any of the Override Agreements, other than a default occasioned by the commencement of the Case or otherwise permitted under the Bankruptcy Code. The Borrower and the Guarantors have delivered to the Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 6.8.

     6.9.   Correctness of Collateral Schedules.  The Schedules listed as ITEM
            -----------------------------------
NO. 3.00 of the Schedule of Documents and delivered to the Agent in connection herewith are complete and correct in all material respects.

     6.10.  Correctness of Financial Information.  The financial statements
            ------------------------------------
described in ITEM NO. 1.00 of the Schedule of Documents and delivered to the Agent in connection herewith are true and correct and (a) present fairly, in all material respects, the Consolidated financial condition of the Borrower, the Guarantors and their Consolidated Subsidiaries as of the date thereof, (b) disclose all material liabilities of the Borrower, the Guarantors and their Consolidated Subsidiaries, whether liquidated or unliquidated, fixed or contingent, that are required to be disclosed under Generally Accepted Accounting Principles as of the date thereof, and (c) have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied. Each of the Budget and the projections described in ITEM 1.00 of the Schedule of Documents and delivered to Agent in connection herewith are based upon reasonable estimates and assumptions, and reflect the reasonable estimates of the Borrower, the Guarantors and their Consolidated Subsidiaries of the results of operations and other information projected therein.

     6.11.  Security Documents.  The Security Documents to which the Borrower
            ------------------
and the Guarantors are a party create in favor of the Collateral Agent for the benefit of the Lenders, Agents and Deposit Banks to secure the Obligations valid, and, upon entry of the Interim Order by the Bankruptcy Court without any further action by the Collateral Agent, a first priority, perfected security interests in the property and assets described in the Security Documents capable of being perfected by the filing of a Financing Statement, subject only to Permitted Liens.

     6.12.  Taxes.  The Borrower and the Guarantors have filed all tax returns
            -----
which were required to be filed in any jurisdiction, and paid all taxes shown thereon to be due or otherwise due upon the Borrower and the Guarantors or any of their properties, income or franchises, including interest, assessments, fees and penalties (other than any immaterial amounts, which the Borrower or the Guarantors shall pay or make provision to pay), or have provided adequate reserves for the payment thereof. To the best knowledge of the Borrower, no claims are threatened, pending or being asserted with respect to, or in connection with any return referred to in this SECTION 6.12, which could reasonably be expected to have or result in a Material Adverse Effect, or could reasonably be expected to affect the Borrower's or the Guarantors' ability to perform their Obligations under this Agreement and the other Loan Documents.

     6.13.  No Burdensome Restrictions.  No Material Contract and no material
            --------------------------
Requirement of Law relating to or otherwise affecting the Borrower or the Guarantors will result in a Material Adverse Effect.

     6.14.  Compliance with Laws.  Except as permitted by the Bankruptcy Code,
            --------------------
the Borrower and the Guarantors (a) are not and will not be in violation of, or not in compliance with, any Requirement of Law binding upon the Borrower and the Guarantors or their properties and assets, including any building, zoning, occupational safety and health ordinances or regulations relating to their structure or equipment, or the operation thereof or of its respective business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation, the noncompliance with which could reasonably be expected to have or result in a Material Adverse Effect, and (b) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance which could reasonably be expected to have or result in a Material Adverse Effect.

     6.15.  Compliance with ERISA.  Except as permitted by the Bankruptcy Code,
            ---------------------
each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) except as set forth on SCHEDULE 6.15, incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA which could reasonably be expected to have or result in a Material Adverse Effect.

     6.16.  Governmental Authorizations; Permits, Licenses and Accreditations;
            ------------------------------------------------------------------
Other Rights.  Except for Bankruptcy Court approval, the Borrower and the
- ------------
Guarantors have all licenses, permits, approvals, qualifications, consents, certificates of needs and accreditations (where such are required) and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrower or the Guarantors, except where such failure could not have or result in a Material Adverse Effect. Copies of all such licenses, permits, approvals, qualifications, consents and other authorizations shall be provided to the Agent upon request. Except for defaults occasioned by the commencement of the Case or otherwise permitted by the Bankruptcy Code, neither the Borrower nor the Guarantors are in default under any of such licenses, permits, approvals, consents, qualifications or authorizations and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or accreditation, except where such failure could not have or result in a Material Adverse Effect. The continuation, validity and effectiveness of all material licenses, permits, approvals, consents, qualifications and authorizations will not be adversely affected by the transactions contemplated by this Agreement. Subject to compliance with the Bankruptcy Code, the Borrower knows of no reason why it or the Guarantors will not be able to maintain all licenses, permits, approvals, consents, qualifications, accreditations and other authorizations necessary or appropriate to own and operate their respective current businesses and to obtain such licenses, permits, approvals, consents, qualifications and other authorizations necessary to own and operate their respective current businesses, and otherwise conduct the business of the Borrower, the Guarantors and their Consolidated Subsidiaries as now conducted and presently proposed to be conducted.

     6.17.  Environmental Matters.  In the ordinary course of its business, the
            ---------------------
Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower, the Guarantors, and their Consolidated Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have or result in a Material Adverse Effect.

     6.18.  Consolidated Subsidiaries; Subsidiaries.  The Borrower's and each
            ---------------------------------------
of the Guarantors' Consolidated Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Set forth on SCHEDULE F is a complete and correct list of each of the Borrower's and Guarantor's Subsidiaries other than foreign wholly-owned subsidiaries, Emkay Development Company, Inc. and Emkay Capital Investments, Inc.

     6.19.  Margin Securities.  Neither the Borrower nor any Guarantor is
            -----------------
engaged principally in, nor has as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as now in effect. No part of the Indebtedness evidenced by the Notes, or otherwise created in connection with this Agreement or the other Loan Documents, shall be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Agent, the Borrower shall furnish or cause to be furnished to the Agent a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.

     6.20.  Investment Company Act.  Neither the Borrower nor any Guarantor is
            ----------------------
an "investment company" nor a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

     6.21.  Business Locations and Trade Names.  Set forth on SCHEDULE 6.21A is
            ----------------------------------
a complete and correct list of each location where each of the Borrower and the Guarantors maintains its chief executive office, its principal place of business, an office, a place of business or any material financial records. Set forth on SCHEDULE 6.21B is a complete and correct list of each name under or by which each of the Borrower and the Guarantors conducts its business, or by which each of the Borrower and the Guarantors (or its predecessors in interest) has conducted its business during the past five years.

     6.22.  Title to Real Property and Other Assets.  The Borrower and the
            ---------------------------------------
Guarantors have good and marketable title (or good and marketable leasehold interests with respect to leased property) to all their Real Property and all personal property assets and fixtures subject to no Liens other than Permitted Liens. The Borrower and the Guarantors hold directly the fee and leasehold interest in all facilities constituting the Real Property Collateral. As of the Closing Date, there are no contracts or options by the Borrower, any Guarantor or any of their Subsidiaries for the sale or lease of any of the Real Property Collateral, except as set forth on SCHEDULE 6.22. All easements, servitudes and rights of way necessary to the operations presently conducted or proposed to be conducted at the facilities constituting the Real Property Collateral have been obtained.

     6.23.  Labor Matters.  There are no controversies pending between the
            -------------
Borrower, the Guarantors or their Subsidiaries and their employees which may constitute or result in a Material Adverse Effect.

     6.24.  Employment and Investment Agreements.  Set forth in SCHEDULE 6.24
            ------------------------------------
is a complete and accurate list of (i) all employment agreements and executive compensation arrangements to which the Borrower or any Guarantor or any Subsidiary of the Borrower or any Guarantor is a party which provides for aggregate compensation to any Person (assuming compliance with or satisfaction of all contingencies or conditions) of more than $150,000 per year, and (ii) all agreements relating to the voting or disposition of any outstanding shares of capital stock of the Borrower or any Guarantor or any of their Subsidiaries. The

Borrower and the Guarantors have delivered to the Agent a true and complete copy of each of the agreements required to be listed in SCHEDULE 6.24.

     6.25.  No Misstatements.  Neither this Agreement, the Notes, the other
            ----------------
Loan Documents, nor any document, instrument and other agreement, certificate, statement or other information referred to herein or expressly furnished to the Agent or to any of the Lenders pursuant hereto or thereto, contains any misstatement of a material fact or omits to state any material fact or any fact necessary to make the statements contained herein or therein not misleading on the date furnished or on the Closing Date, except as otherwise subsequently disclosed to the Agent and all Lenders in writing on or prior to the Closing Date.

     6.26.  Cash Management System.  The Borrower acknowledges that the Cash
            ----------------------
Management System is part of this Agreement and each of the representations and warranties made by the Borrower and MKO in the Cash Management System constitute representations and warranties of this Agreement.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Loans or other amounts due hereunder are unpaid or outstanding, any Obligations are unperformed or any of the Commitments are in effect, the Borrower shall, unless the Majority Lenders shall otherwise agree:

     7.1. Financial Statements; Additional Reporting Requirements.  Furnish to
          -------------------------------------------------------
the Agent:

          (a) Not later than ten Business Days prior to the start of each calendar quarter, a projected consolidating income statement for such quarter and a weekly consolidating cash flow statement for such quarter in the form of the Budget, certified by the chief financial officer as containing appropriate assumptions to the best of his knowledge;

          (b) Not later than three Business Days after each calendar week, an unaudited consolidating cash flow statement in the form of the Budget for such week setting forth a comparison to the Budget for such calendar week, certified by the chief financial officer as complete and correct to the best of his knowledge;

          (c) Not later than the twenty-fifth (25th) day after each calendar month, an unaudited consolidating income statement, balance sheet and cash flow statement (including MK Rail Corporation on an equity basis using the most current monthly information available), in each case for such month, and setting forth a comparison to the projections for such calendar month and the actual results for such calendar month in the previous fiscal year, certified by the chief financial officer as complete and correct, subject to normal accounting adjustments and without footnotes;

          (d) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of MKD, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such quarter and the related Consolidated statements of income and cash flows for such quarter and for the portion of MKD's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of MKD's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the chief financial officer, controller or treasurer of MKD;

          (e) As soon as available and in any event by April 15, 1997, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by independent public accountants of nationally recognized standing, together with an unaudited annual report prepared on a consolidating basis in conformity with Generally Accepted Accounting Principles;

          (f) Promptly upon the mailing thereof to the shareholders of MKD generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) Promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which MKD shall have filed with the Securities and Exchange Commission;

          (h) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities or any Indebtedness of the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this SECTION 7.1;

          (i) On a monthly basis a statement listing the outstanding receivable and payable accounts between the Borrower, and Affiliates of the Borrower; provided, however, that any transfers or group of related transfers of cash or
- --------  -------
other assets
in excess of $1,000,000 between the Borrower, and Affiliates of the Borrower, shall be reported on a weekly basis;

          (j) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining work status for jobs involving the Borrower or any Consolidated Subsidiary valued by the Borrower or Consolidated Subsidiary in excess of $10,000,000 certified by the chief financial officer as complete and correct;

          (k) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining the status of the Borrower's and MKO's backlog, certified by the chief financial officer as complete and correct in the form attached hereto as SCHEDULE 7.1(k);

          (l) On a monthly basis a report prepared by the Borrower's financial advisors regarding the status of asset sales by the Borrower or any Consolidated Subsidiary (excluding the asset sales involving AmeriBank) certified by the chief financial officer as complete and correct;

          (m) Not later than two (2) Business Days after the Borrower receives all necessary financial information regarding MK Rail Corporation, the financial statements referred to in (b) above but including MK Rail Corporation, certified by the chief financial officer as complete and correct, subject to normal accounting adjustments and without footnotes;

          (n) On a daily basis, the Borrower's and MKO's daily cash balances and outstanding loan balances;

          (o) On a weekly basis, a report of any reductions of letter of credit obligations under the Existing Agreements;

          (p) On a weekly basis, the management operation reports prepared for each of the Borrower's and MKO's divisions;

          (q) Promptly upon the filing thereof with the Bankruptcy Court, each monthly operating report required to be filed by the Borrower in the Case;

          (r) Promptly upon the filing thereof with the Bankruptcy Court, the Statement of Financial Affairs and Schedules of Assets and Liabilities required to be filed by the Borrower;

          (s) Promptly upon the filing thereof with the Bankruptcy Court copies of all pleadings, papers, reports or other documents filed by the Borrower in connection with the Case; and

          (t) From time to time such additional information regarding the financial position, business, properties or operations of the Borrower or any Guarantor and any of their Consolidated Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

     7.2. Provision of Notices.  Give notice to the Agent of the occurrence of
          --------------------
any of the following events not later than three (3) Business Days after the Borrower knows of such event:

          (a) Default.  Any Default or Event of Default.
              -------

          (b) Other Default or Litigation.  (i) Any default or event of default
              ---------------------------
under any Contractual Obligation of the Borrower or any Guarantor of greater than $1,000,000 or which could otherwise have or result in a Material Adverse Effect; (ii) any litigation, investigation or proceeding which may exist at any time between the Borrower or any Guarantor and any Governmental Authority; or
(iii) any other litigation, which, as relates to (i) or (ii) above, if adversely determined, could (y) if the remedies prayed for do not include damages, have or result in a Material Adverse Effect, and (z) if the remedies prayed for include damages, would result in a liability equal to or in excess of $5,000,000 if the claim is fully covered by insurance, and in excess of $1,000,000 if the claim is not covered by insurance.

          (c) Reportable Events.  Except as provided on SCHEDULE 7.2(c)A, any
              -----------------
Reportable Event with respect to any Single Employer Plan maintained by the Borrower or any Guarantor or (b) the institution of proceedings or except as provided on SCHEDULE 7.2(c)B the taking or expected taking of any other action by the PBGC, the Borrower, or any Guarantor or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Single Employer Plan maintained by the Borrower or any Guarantor and with respect to a Multi-employer Plan, the reorganizational insolvency of the Plan. In addition to such notice, the Borrower shall as soon as practicable deliver to the Agent and each Lender whichever of the following may be applicable: (i) a certificate of the chief executive officer and the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action, if any, that it, the Guarantor or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that is required to be filed with PBGC, or (ii) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

          (d) Environmental Matters.  (i) Any event which makes any of the
              ---------------------
representations set forth in SECTION 6.17 inaccurate in any respect or (ii) the receipt by the Borrower or any Guarantor of any notice, order, directive or other written communication from a Governmental Authority alleging violations of or noncompliance with any Environmental Laws.

          (e) Material Contracts; Material Obligations.  (i) Any proposed
              ----------------------------------------
material amendment, change or modification to, or waiver of any material provision of, or any termination of, any Material Contract, other than amendments, changes, modifications, waivers or terminations in the ordinary course of business as presently conducted, and (ii) any new Material Contract which has not been previously disclosed to the Lender in financial reports or otherwise in writing.

          (f) Casualty Losses.  Any casualty loss or losses, not covered by
              ---------------
insurance, in excess of $1,000,000.

          (g) Notices re: Bonding Issues.  The receipt by the Borrower or any
              --------------------------
Guarantor of any notice or other communication from the Bonding Company regarding material changes in the Bonding Company's issuance of payment or performance bonds in connection with the projects to be performed by the Borrower, any Guarantor or their Consolidated Subsidiaries.

          (h) Notices of Violation.  The receipt by the Borrower or any
              --------------------
Guarantor of any notice, order, directive or other written communication from a Governmental Authority commencing an investigation or inquiry by any Governmental Authority or alleging violations of or noncompliance with any Requirement of Law which could reasonably be expected to have or result in a Material Adverse Effect.

          (i) Changes to Schedules.  Any changes to the information on SCHEDULES
              --------------------
6.21A and 6.21B.

          (j) Notices re:  Merger Agreement.  Any amendment of the Merger
              -----------------------------
Agreement, any breach or default under the Merger Agreement or the termination of the Merger Agreement.

          (k) Notices re:  MK Rail Documents.  Any amendment of the MK Rail
              ------------------------------
Documents, any breach or default of any of the MK Rail Documents or the termination of any MK Rail Document.

     7.3. Filing of Returns; Payment of Taxes.  Except as permitted by the
          -----------------------------------
Bankruptcy Code, file and shall cause each Guarantor and Consolidated Subsidiary to file all tax returns when due and pay or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or business of the Borrower and the Guarantors except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings, and (b) as to which adequate reserves in conformity with Generally Accepted Accounting Principles with respect thereto have been provided on the books of the Borrower and the Guarantors.

     7.4. Maintenance of Existence.  Maintain and preserve, and, will cause the
          ------------------------
Guarantors and each of their Consolidated Subsidiaries to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time except where the failure to do so results solely from the commencement of the Case.

     7.5. Compliance with Laws.  Except as permitted by the Bankruptcy Code,
          --------------------
comply, and cause each Guarantor and each Consolidated Subsidiary to comply, with all Requirements of Law in all material respects except where the necessity of compliance therewith is contested in good faith by appropriate proceedings except where the failure to do so results solely from the commencement of the Case.

     7.6. Maintenance of Properties.  Maintain, preserve and keep and cause each
          -------------------------
Guarantor and Consolidated Subsidiary to maintain, preserve and keep, all of its buildings, tangible properties, equipment and other property and assets, whether owned or leased, used and necessary in its business, in good repair, working order and condition, and from time to time to make all necessary and proper repairs and replacements so that at all times the utility, efficiency or value thereof shall not be impaired in any material respect.

     7.7. Insurance.  Maintain and cause each Guarantor and Consolidated
          ---------
Subsidiary to maintain, (a) insurance (in addition to any insurance required under the Security Documents) on all insurable property and assets owned or leased by the Borrower or the Guarantors in the manner, to the extent and against at least such risks (in any event, including liability and casualty, including hazard, fire and business interruption coverage) usually done by owners of similar businesses and properties in similar geographic areas, and adequate workers' compensation insurance and (b) appropriate self-insurance reserve funds covering those risks for which the Borrower or the Guarantors presently self-insure, which self-insurance reserves shall be funded to the extent from time to time required by the insurer for the Borrower and the Guarantors (which insurer shall be acceptable to the Agent) or another excess insurance carrier for the Borrower and the Guarantors acceptable to the Agent. All such insurance shall be in such amounts and form and with such insurance companies as are reasonably satisfactory to the Agent and shall name the Collateral Agent, for the benefit of the

Lenders, the Agents and the Deposit Banks, as an additional insured. The Borrower or the Guarantors shall furnish the following to the Agent: (x) annually or at any time upon written request, full information as to such insurance carried, including the amounts of all self-insurance reserve funds;
(y) lender loss payable endorsements (Form 438 BFU) in favor of the Collateral Agent (for the benefit of the Lenders, the Agents and the Deposit Banks), in form and substance satisfactory to the Agent; and (z) at least annually and on such other times as reasonably requested by the Agent, certificates of insurance from such insurance companies and certified copies of such insurance policies. All policies of insurance shall provide for not less than 30 days prior written cancellation notice to the Agent.

     7.8.   Books and Records.  Keep and maintain and cause each Guarantor and
            -----------------
Consolidated Subsidiary to keep and maintain full and accurate books of record and accounts of its operations, dealings and transactions in relation to its business and activities, in conformity with Generally Accepted Accounting Principles and all Requirements of Law.

     7.9.   Compliance With Terms of All Real Property Related Agreements.
            -------------------------------------------------------------
Except as permitted by the Bankruptcy Code, make and cause each Guarantor and Consolidated Subsidiary to make all payments and otherwise perform all of its obligations in respect of all Real Property Collateral with respect to which the failure to so perform could have a material adverse effect on the security afforded thereby, and use its best efforts to keep, and take all action to keep, the leases on all leaseholds in full force and effect, and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, and notify the Agent of any defaults of the Borrower or any Guarantor or any default of any other party with respect to such leases and cooperate in all respects with all actions of the Agent to cure such defaults.

     7.10.  Hazardous Materials.  Except in compliance with all applicable
            -------------------
Environmental Laws, the Borrower shall not and shall use its reasonable best efforts not to cause or permit and Guarantor, any Subsidiary or any other person or entity to, cause or permit the presence, use, generation, manufacture, installation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any real property owned by the Borrower, the Guarantors or any Subsidiary or any real property leased, subleased, occupied or used by the Borrower, the Guarantor or any Subsidiary, or the transportation of any Hazardous Materials to or from any such real property unless such use or transportation is on a temporary basis incidental to the conduct of its business in the ordinary course and is performed in a manner that does not cause a material violation of any applicable Environmental Law. In the event of any breach or violation of the foregoing, or in the event of any other release or threatened release of Hazardous Materials on, under, in or about any real property owned by the Borrower or any real property leased, subleased, occupied or used by the Borrower, the Borrower shall promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental Law using a duly qualified, licensed and insured contractor. In the event of any release or threatened release of Hazardous Material on, under, in or about any real property owned by any Guarantor or Subsidiary or any real property leased, subleased, occupied or used by any Guarantor or Subsidiary, the Borrower shall cause such Guarantor or Subsidiary to promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental Law using a duly qualified, licensed and insured contractor.

     7.11.  Intellectual Property Assignments.  Execute and shall cause each
            ---------------------------------
Guarantor and Consolidated Subsidiary to execute intellectual property assignments in form and substance satisfactory to the Agent, upon the Borrower's or any Guarantor's or Consolidated Subsidiary's applications with any state or federal agency for or registration of any patents, trademarks or other intellectual property or licenses thereof, and cooperate with the Agent to have such assignments or other documents filed with the appropriate state or federal agency.

     7.12.  Further Assurances.  Perform, make, execute and deliver and cause
            ------------------
the Guarantors and their Consolidated Subsidiaries to perform, make, execute and deliver all such additional and further acts, things, deeds, occurrences and instruments as the Agent or the Majority Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Agent, the Lenders, and the Deposit Banks their respective rights under this Agreement, the Notes and the other Loan Documents.

     7.13.  Inspection of Property, Books and Records.  Keep, and will cause
            -----------------------------------------
each Guarantor and each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with Generally Accepted Accounting Principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Guarantor and Consolidated Subsidiary to permit, representatives and Professionals of the Agent, including Ernst & Young (at the Borrower's expense), to enter upon the Real Property Collateral, to take and remove soil and groundwater samples from the Real Property Collateral, to conduct tests on any part of the Real Property Collateral, to visit, inspect, and appraise any of the Collateral, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such times and as often as may be desired.

     7.14.  Use of Proceeds.  In addition to the specific restrictions imposed
            ---------------
under this Agreement, the Borrower shall only use the proceeds of the Loans (a) to repay the obligations under the Prepetition Credit Agreement, (b) to pay all accrued and hereafter accruing interest, fees and reimbursable expenses owing to the Existing Lenders under the Override Agreement, (c) to repay the transaction expenses as provided under the Merger Agreement, including the break-up fees, if any, set forth in Section 10.3 of the Merger Agreement, (d) in the ordinary course of business to the extent such use is consistent with the Budget, including payments to the Boise Landlord (as defined in the Plan of Reorganization) pursuant to the terms of the Plan of Reorganization, and (e) out of the ordinary course of business upon approval of the Bankruptcy Court after notice (including notice to each Lender) and opportunity for hearing and in a manner consistent with the Budget or to the extent not consistent with the Budget, upon the written consent of the Majority Lenders.

     7.15.  Cash Management System.  Comply, and cause MKO and each other
            ----------------------
Guarantor to comply, with each of the covenants contained in the Cash Management System.

     7.16.  Statement of Financial Affairs.  File a Statement of Financial
            ------------------------------
Affairs and Schedules of Assets and Liabilities in the Case and provide a copy to the Agent by October 31, 1996.


                                 ARTICLE VIII

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Loans or other amounts due hereunder are unpaid or outstanding, any Obligations are unperformed or any of the Commitments are in effect, the Borrower shall not, unless the Majority Lenders shall otherwise agree:

     8.1. Indebtedness.  Create, incur, assume or suffer to exist, or permit any
          ------------
Guarantor or Consolidated Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, except:
                         ------

          (a) Indebtedness of the Borrower and the Guarantors in connection with this Agreement;

          (b) Indebtedness existing, or relating to commitments existing, on the Closing Date, all as set forth on SCHEDULE 8.1;

          (c) Indebtedness with respect to financed insurance premiums which is not past due;

          (d) Indebtedness for performance or payment bonds incurred in the ordinary course of the Borrower's or any Guarantor's or Consolidated Subsidiary's business;

          (e) Indebtedness of MKO pursuant to a guaranty of the Corporate Card Account Agreement between American Express Travel Services, Company, Inc. and MKO's wholly-owned Subsidiary, Rocky Mountain Remediation Services Limited Liability, Inc.

     8.2. Negative Pledge.  Create, assume or suffer to exist, or permit any
          ---------------
Guarantor or Consolidated Subsidiary to create, assume or suffer to exist, any Lien on any asset now owned or hereafter acquired by them, except:

          (a)     Liens of the Loan Documents;

          (b) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement which are listed on SCHEDULE 8.2 hereto;

          (c) Any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided, that such Lien attaches to such asset concurrently with or
       --------
within 90 days after the acquisition thereof;

          (d) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided, that such Indebtedness is not
                                   --------
increased and is not secured by any additional assets;

          (e) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset and the Borrower shall maintain in accordance with Generally Accepted Accounting Principles appropriate reserves therefor;

          (f) Materialmen's, mechanic's, workmen's repairmen's or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset; and

          (g) Liens which are bonded in a manner reasonably satisfactory to the Majority Lenders.

     8.3. Prohibition of Fundamental Changes.  Other than as set forth in the
          ----------------------------------
Plan of Reorganization, directly or indirectly, (whether in one transaction or a series of transactions), (a) enter into any transaction of merger, consolidation or amalgamation; (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, transfer or otherwise dispose of all or a substantial part of its respective business or assets; (d) acquire by purchase or otherwise all or substantially all the business or assets, or stock or other evidence of beneficial ownership, of any Person; (e) make any material change, which could have an adverse effect on the Borrower's ability to perform its Obligations hereunder, in its present method of conducting business; (f) enter into any agreement or transaction where they are bound to do or permit any of the foregoing; or (g) permit any Guarantor or any Consolidated Subsidiary to do any of the foregoing.

     8.4. Prohibition on Sale of Assets.  Sell, transfer, convey, lease or
          -----------------------------
otherwise dispose of, or permit any Guarantor or any Consolidated Subsidiary (except Emkay Development Company, Inc.) to sell, transfer, convey, lease, or otherwise dispose of, all or any of the assets of the Borrower, any Guarantor and their Consolidated Subsidiaries except (i) sales of inventory in the ordinary course of business; (ii) sales of assets not exceeding $50,000 for which no consent shall be required; (iii) sales of assets greater than $50,000 but less than $600,000 which sales shall require the consent of the Agent; (iv) sales of equipment greater than $600,000 in the aggregate but less than $1,500,000 in the aggregate which sales shall require the consent of the Majority Lenders; and (v) sales of equipment in excess of $1,500,000 in the aggregate which sales shall require the consent of All Lenders; provided, however, to the extent that any such equipment constitutes equipment that is subject to the Intercreditor Agreements and secures new bonds issued by the Bonding Company (the "Subject Equipment"), the Borrower, the Guarantors and the Consolidated Subsidiaries shall be permitted to sell, transfer, convey, lease or otherwise dispose of any and all Subject Equipment without the consent of the Lenders or the Agents and notwithstanding SECTION 2.9(a) hereof, the Borrower, the Guarantors and the Consolidated Subsidiaries (except Emkay Development Company, Inc.) shall be permitted to retain the Net Cash Proceeds of such Subject Equipment so long as (x) such Net Cash Proceeds are used to cash-collateralize new bonds obtained from the Bonding Company, and (y) such Net Cash Proceeds are used as the first money to be expended to replace any such Subject Equipment.

     8.5. Investments.  Make or commit to make any loan, extension of credit or
          -----------
capital contribution to, or purchase of
any stock, bonds, notes, debentures or other securities of, or make any other investment in any Person (all such transactions being called "Investments"), or permit any Guarantor or any Consolidated Subsidiary to do any of the foregoing, except:

          (a) Investments in Cash Equivalents;

          (b) Investments existing on the Closing Date and set forth in SCHEDULE
8.5 hereto;

          (c) Investments made in any Person in accordance with the Budget; and

          (d) Investments approved by the Bankruptcy Court so long as the Collateral Agent has a first priority lien on any such investments.

     8.6. Compliance with ERISA.  Except as permitted by the Bankruptcy Code:
          ---------------------

          (a) Terminate any Single Employer Plan maintained by the Borrower or a Commonly Controlled Entity so as to result in any material liability to PBGC.

          (b) Engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Single Employer Plan maintained by the Borrower, any Guarantor or a Commonly Controlled Entity which would result in a material liability for an excise tax or civil penalty in connection therewith.

          (c) Incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Single Employer Plan maintained by the Borrower, any Guarantor or a Commonly Controlled Entity.

          (d) Allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of the termination of any Plan.

     8.7. Restricted Payments.  Except to the extent provided in the Plan of
          -------------------
Reorganization, (a) declare, pay or make or permit any Guarantor or Consolidated Subsidiary to declare, pay or make (i) any dividends or other distributions with respect to its capital stock or rights to acquire capital stock or any payment on account of such capital stock or rights to acquire capital stock, or (ii) any prepayment of principal or prepayment of interest on account of any of its Indebtedness, (b) set apart assets for a sinking or any analogous fund for the purchase, redemption, or retirement or other acquisition of, any shares of its capital stock or rights to acquire capital stock or any of its Indebtedness, or (c) purchase, defease, acquire or redeem any of its Indebtedness; provided, that the Borrower may make required or permitted
              --------
payments or prepayments on the Loans.

     8.8.   Transactions With Affiliates.  Enter into any transaction, or permit
            ----------------------------
any Guarantor or any Consolidated Subsidiary to enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee; except transactions which are contemplated by this Agreement or are in the ordinary course of the Borrower's, or such Guarantor's or such Consolidated Subsidiary's business and are made in accordance with the Budget.

     8.9.   Sale/Lease-Backs.  Enter into any arrangements, directly or
            ----------------
indirectly, with any Persons whereby the Borrower or any Guarantor or Consolidated Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired in connection with the rent or lease of (i) such property or (ii) other property which the Borrower or such Guarantor or Consolidated Subsidiary intends to use for substantially the same purpose or purposes as the property so sold or transferred.

     8.10.  Operating Leases.  Incur, or permit any Guarantor or Consolidated
            ----------------
Subsidiary to incur, at any time any additional annual lease payments as lessee under Operating Leases, excluding (i) scheduled increases in lease payments in connection with leases existing on the Closing Date and as set forth in SCHEDULE
8.10 or replacements of such leases upon expiration thereof and (ii) conversions of existing Capital Leases to Operating Leases, so long as such conversion does not have the effect of increasing total annual lease payments to the lessor; and
(iii) lease payments in connection with new Operating Leases, provided that the
                                                              --------
aggregate annual lease payments for such Operating Leases shall not exceed $1,000,000.

     8.11.  Capital Expenditures. Make, or permit any Guarantor or Consolidated
            --------------------
Subsidiary to make, any Capital Expenditures other than (a) items included in the Budget for Mining, Transit, Infrastructure, and EC&E or (b) other Capital Expenditures aggregating not more than $1,000,000.

     8.12.  Amendment of Charter or Bylaws.  Except as set forth in the Plan of
            ------------------------------
Reorganization, amend or permit any Guarantor or Consolidated Subsidiary to amend, their articles of incorporation to revise, in any material respect, the Borrower's, any Guarantor's or any Consolidated Subsidiary's capital structure, or to change the names of the Borrower, any Guarantor, or any Consolidated Subsidiary or make any other material amendments thereto or to their bylaws without promptly providing a copy thereof to the Agent.

     8.13.  No Consent to Subordination.  Give its consent, or permit any
            ---------------------------
Guarantor or Consolidated Subsidiary to give its consent, to the subordination of any of its rights or claims (including any subordination in the form of an agreement to defer remedies or extend maturities) to any right or claim of any other Person other than subordination of the MK Rail Note.

     8.14.  Intercompany Obligations.  Except as provided in the Plan of
            ------------------------
Reorganization and the MK Rail Documents, adjust, settle or compromise, any amounts receivable from any Guarantor or Subsidiary or Affiliate including, but not limited to, accounts receivable, notes receivable, or any other intercompany account reflected on the books of the Borrower; provided, that the Borrower may
                                                --------
adjust, settle or compromise any amounts receivable from any Guarantor or Subsidiary or Affiliate if the aggregate amount of such adjustments, settlements, or compromises does not exceed $500,000.

     8.15.  Prepetition Indebtedness.  Pay any of its Indebtedness that arose
            ------------------------
prior to the Petition Date unless such payment has been approved by the Bankruptcy Court, other than (i) interest, fees and reasonable expenses payable under the Override Agreement and (ii) repayment of all obligations under the Prepetition Credit Agreement.


                                  ARTICLE IX

                                   DEFAULTS
                                   --------

     9.1.   Events of Default.  Notwithstanding the provisions of Section 362 of
            -----------------
the Bankruptcy Code and without application or motion to the Bankruptcy Court, any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or occur or be effected by operation of law or otherwise:

            (a) The Borrower shall fail to pay when due any principal, interest, fees, expenses, or any other amount owing in respect of any of the Loans or any of the other Obligations when due and payable pursuant to the terms thereof or hereof;

            (b) The Borrower or any Guarantor shall fail to observe or perform any covenant contained in ARTICLE VIII;

            (c) The Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Documents (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Agent;

          (d) Any representation or warranty of the Borrower or any Guarantor set forth in this Agreement, the Notes or the other Loan Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of the Borrower or any Guarantor pursuant hereto shall prove to be in any material respect false or misleading at the time given or deemed given;

          (e) Any Guarantor or any Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Indebtedness as it becomes due, or shall take any corporate action to authorize any of the foregoing;

          (f) An involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 20 days; or an order for relief shall be entered against the Borrower or any Guarantor or Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (g) Any writ of execution, attachment or garnishment or any lien, any judgment or any other legal process to be issued against the Borrower or any of the property of the Borrower, any Guarantor or their Subsidiaries (including the Collateral) which by itself or together with all other such legal processes is for an amount in excess of $10,000,000 which shall remain unvacated, unbonded or unstayed;

          (h) Actual disbursements of any type shall exceed the total projected disbursements as set forth in the Budget by $20,000,000 during the week following the Closing Date and $10,000,000 in any one week thereafter or $20,000,000 in the aggregate;

          (i) Actual Financing Shortfall shall exceed the projected amount as set forth in the Budget by $10,000,000 in any one week or $20,000,000 in the aggregate;

          (j) All or substantially all of the property of the Borrower, any Guarantor or any Consolidated Subsidiary shall be condemned, seized or otherwise appropriated;

          (k) The Borrower, any Guarantor or any Commonly Controlled Entity shall engage in (a) any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any Single Employer Plan maintained by the Borrower, any Guarantor or a Commonly Controlled Entity, (b) any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, shall exist with respect to any Single Employer Plan maintained by the Borrower, any Guarantor or a Commonly Controlled Entity, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or
(d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the withdrawal or partial withdrawal from any Multi-employer Plan, or (f) the reorganization or insolvency of a Single Employer Plan maintained by the Borrower, any Guarantor or a Commonly Controlled Entity and in each case in clauses (a) through (f) above, such event or condition together with all other such events or conditions, if any, would subject the Borrower or any Guarantor to any tax, penalty or other liabilities in excess of $1,000,000 or would otherwise have a materially adverse effect on the business, operations, property, financial or other condition of the Borrower any Guarantor or any Guarantor and any of their Subsidiaries;

          (l) Any other event or condition occurs or exists which could have or result in a Material Adverse Effect;

          (m) The Borrower shall bring a motion before the Bankruptcy Court to:
(i) obtain additional financing or incur Indebtedness including Indebtedness that is (x) secured by a Lien that is equal or prior to any one or more Liens heretofore, hereby, or hereafter granted to Collateral Agent for the benefit of Lenders, the Agents and the Deposit Banks or directly to Lenders, the Agents and the Deposit Banks, or (y) entitled to priority administrative status that is equal or superior to that granted Collateral Agent for the benefit of Lenders, the Agents and the Deposit Banks or directly to Lenders, the Agents and the Deposit Banks herein, (ii) use Cash Collateral of Lenders under Section 363(c) of the Bankruptcy Code without the written consent of Majority Lenders, (iii) surcharge Lenders, the Collateral or any proceeds of the Collateral for the costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, any other provisions of the Bankruptcy Code or applicable law, or (iv) take any other action or actions adverse to the Lenders', the Collateral Agent's, the Deposit Banks' or the Agent's rights and remedies hereunder or interests in the Collateral that would, individually or in the aggregate, have a Material Adverse Effect;

          (n) The appointment of an interim or permanent trustee in the Case or the appointment of an examiner (or any other Person) in the Case with the power to operate or manage the financial affairs, the business, or reorganization of the Borrower;

          (o) The dismissal of the Case or the conversion of the Case from one under chapter 11 to one under chapter 7 of the Bankruptcy Code;

          (p) The entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor to execute upon, enforce or perfect a Lien on any Collateral, or (ii) with respect to any Lien of, or the granting of any Lien on, any Collateral to any state or local environmental or regulatory agency or authority, which in either case would have a Material Adverse Effect;

          (q) The modification of the Interim Order or Final Order without the consent of the Majority Lenders, or the reversal, stay or vacation of the Interim Order or Final Order; and

          (r) The commencement of a suit, action or other proceeding against any Lender, any Agent or any Deposit Bank that asserts, by or on behalf of the Borrower, or any of its creditors, any official committee appointed in the Case, or any other Person: (i) an objection to the allowance of any Lender's, any Agent's or any Deposit Bank's claims against the Borrower; (ii) an avoidance action against any Lender, any Agent or any Deposit Bank; (iii) any cause of action or claim which seeks to reduce, limit, defend against, setoff, counterclaim, or subordinate the Borrower's Obligations or other indebtedness to the Collateral Agent, any Lender, any Deposit Bank or the Agent, challenge or affect the validity, extent, or priority of the Collateral Agent's, any Lender's, the Agent's or any Deposit Bank's security interest in the Collateral or any Override Collateral, or assert or recover any legal or equitable remedy against the Collateral Agent, any Lender, any Deposit Bank or the Agent; provided, however, that actions by holders of alleged mechanics', vendors', tax
- --------  -------
or similar Liens arising by operation of law that seek a determination of the relative priority or extent of the Liens of Lenders shall not constitute an Event of Default.

     9.2. Remedies.  Subject to SECTION 9.4 and notwithstanding the provisions
          --------
of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court, if any Event of Default shall have occurred and be continuing, the Agent may upon the request of Majority Lenders (i) by notice in writing to the Borrower terminate this facility with respect to further Loans, whereupon no further Loans may be made hereunder, (ii) by notice in writing to the Borrower (a "Notice of Acceleration") declare all Obligations due hereunder and under the Loan Documents, to be immediately due and payable,
(iii) exercise all rights and remedies allowed by applicable laws, including those rights and remedies set forth in SECTION 9.5, and (iv) revoke Borrower's right to use Cash Collateral in which the Lenders, the Agents and the Deposit Banks have an interest.

     9.3. Waivers by Borrower.  Except as otherwise provided for in this
          -------------------
Agreement and applicable law, the Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent, the Collateral Agent, the Lenders or the Deposit Banks on which the Borrower may in any way be liable and hereby ratify and confirm whatever the Agent, the Collateral Agent, the Lenders or the Deposit Banks may do in this regard, (ii) all rights to notice and a hearing prior to the Collateral Agent's taking possession or control of, or replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing the Agent or the Collateral Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Borrower acknowledges that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents, generally.

     9.4. Relief from the Automatic Stay.  Pursuant to section 362 of the
          ------------------------------
Bankruptcy Code, the Agent, the Collateral Agent and/or the Lenders are obligated to obtain an order from the Bankruptcy Court granting relief from the automatic stay in order to enforce any rights or remedies in respect of the Collateral granted by the Borrower, but the Agent, the Collateral Agent, the

Deposit Banks, and/or the Lenders are not obligated to obtain relief from the automatic stay in order to terminate funding hereunder or to enforce rights and remedies against the Guarantors or the Collateral granted by the Guarantors. The Agent, the Collateral Agent, and/or the Lenders, acting through the Collateral Agent or Agent, shall have the right to seek relief from the automatic stay on an expedited basis at a final hearing to be held not earlier than three (3) Business Days after the Collateral Agent or the Agent delivers written notice to the Borrower and the representatives of any official committees appointed under Section 1102 of the Bankruptcy Code of its intent to seek relief from the automatic stay, or as soon thereafter as the Bankruptcy Court's calendar permits. Pending final hearing on any such request for relief from the automatic stay, the Borrower will be required to strictly comply with the provisions hereof and the other Loan Documents.

     9.5. Other Remedies.   Subject to SECTION 9.4, upon the occurrence of an
          --------------
Event of Default or at any time thereafter, after notice and the lapse of any cure period, where applicable, and in each and every case, until such Event of Default shall have been remedied or waived in writing in accordance with SECTION 11.6, in addition to the remedies listed in SECTION 9.2 upon the earlier of a Notice of Acceleration or acceleration of the Obligations, the Lenders acting by and through the Agent and the Collateral Agent shall have all rights, powers and remedies available under each of the Loan Documents and applicable law, including (i) commencing judicial or nonjudicial foreclosure proceedings against the Real Property Collateral, (ii) enforcing the Collateral Agent's security interest in the Collateral by means of one or more public or private sales thereof, (iii) taking possession of all or any portion of the Collateral, in person or by means of a court appointed receiver (who shall be appointed without regard to the value of Collateral Agent's security), and (iv) exercising any or all of the rights of a beneficiary or secured party pursuant to applicable law. Subject to SECTION 9.4, all rights, powers and remedies of the Agents, the Lenders or the Deposit Banks in connection with each of the Loan Documents may be exercised at any time or from time to time, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Subject to SECTION 9.4, upon the request of the Majority Lenders after the occurrence of an Event of Default, the Agent shall instruct the Collateral Agent to exercise any remedies under the Loan Documents, including collection of funds in deposit accounts, foreclosure on Real Property Collateral, seeking a receiver to take possession of any Collateral and/or the Real Property Collateral, and commencement of or actions in court proceedings.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1.  Appointment.  Each Lender hereby (a) irrevocably appoints Mellon
            -----------
Bank, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and (b) irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary herein, the Agent shall have no duties, except those expressly set forth in this Agreement and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Agent.

     10.2.  The Agent and Affiliates.  The Agent shall have the same rights and
            ------------------------
powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent, and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, any Guarantor or any Subsidiary or Affiliate of the Borrower or any Guarantor as if it were not the Agent hereunder.

     10.3.  Retention of Documents and Information to the Lenders.  The Agent
            -----------------------------------------------------
shall deliver to each Lender any material documents and written information required under this Agreement to be delivered by the Borrower to the Agent within a reasonable period after the Agent's receipt of such documents or information.

     10.4.  Delegation of Duties.  The Agent may exercise any of its powers or
            --------------------
execute any of its duties under this Agreement and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Agent may utilize the services of such agents and attorneys-in-fact as the Agent in its sole discretion reasonably determines, and all fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrower on demand. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

     10.5.  Limitation of Liability.  Neither the Agent nor its officers,
            -----------------------
directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be given or taken by them or by such Person under or in connection with this Agreement or the other the Loan Documents or (b) responsible for the consequences of any oversight or error in judgment by them or such Person whatsoever, except for their or such Person's own gross negligence or willful misconduct. The Agent shall not be responsible for (v) the execution, validity, enforceability, effectiveness or genuineness of this Agreement or the other Loan Documents, (w) the collectability of any amounts owing under this Agreement or the other Loan Documents, (x) the value, sufficiency, enforceability or collectability of any Collateral security therefor, (y) the failure by the Borrower to perform its Obligations hereunder or (z) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by the Borrower or any officer or agent thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent in connection with, this Agreement or the other Loan Documents.

     10.6.  Reliance by the Agent.  The Agent shall not have any obligation (a)
            ---------------------
to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, collateral security therefor, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to them shall have been duly authorized or is genuine, accurate and complete, or (c) to inspect the properties, books or records of the Borrower. The Agent shall be entitled to rely, and shall be fully protected in relying, (x) upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, or (y) upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender party hereto or any Assignee as an Lender for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement shall have been delivered to the Agent identifying the name of any successor or Assignee. The Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action under this Agreement or the other Loan Documents unless (a) it first shall receive such advice or concurrence of the Majority Lenders as it deems appropriate, or (b) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases the Agent shall be fully protected in acting, or in refraining from acting, under this Agreement or the Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of Existing Indebtedness.

     10.7.  Notice of Default.  The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice or has actual knowledge of the occurrence of an Event of Default, the Agent promptly shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Event of Default as shall be directed by the Majority Lenders; provided, however, that
                                                      --------  -------
unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Lenders.

     10.8.  Non-Reliance on the Agent and the Other Lenders.  Each Lender
            -----------------------------------------------
expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it. The Agent shall have no obligation or liability to any of the Lenders regarding the creditworthiness or financial condition of the Borrower. No act by the Agent hereinafter taken, including any review of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and has made its own decision to enter into this Agreement. Each Lender also represents that, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of either of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.9.  Regulation U.  Each of the Lenders represents to the Agent and each
            ------------
of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     10.10. Indemnification.  Each of the Lenders shall indemnify, defend and
            ---------------
hold harmless the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Pro Rata Share as of date demand for payment is made upon such Lenders from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and attorneys' fees and costs, whether direct, indirect, consequential or incidental, which at any time (including at any time following the payment of all amounts payable under the Override Agreements and the Loan Documents) may be imposed on, incurred by or asserted against the Agent in its capacity as such and not in its individual capacity in any way relating to, resulting from or arising out of this Agreement, or the Loan Documents, the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no
                                                  --------  -------
Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result from the Agent's gross negligence or willful misconduct. The agreements in this SECTION 10.10 shall survive the payment of all amounts payable under Loan Documents and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Loan Documents.

     10.11. The Agent in its Individual Capacity.  The Agent in its individual
            ------------------------------------
capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrower, the Guarantors and their Subsidiaries as though the Agent was not the Agent hereunder. With respect to its Existing Indebtedness and any other Indebtedness made or renewed by it, the Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement, and the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     10.12. The Successor Agent.  The Agent may resign as such upon ten days'
            -------------------
prior written notice to the Lenders. The Agent shall concurrently provide the Borrower with a copy of such notice. If the Agent shall resign as such under this Agreement, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. A successor agent may also be appointed by the Majority Lenders if the Agent ceases to have any Existing Indebtedness, and upon such appointment of a successor agent the Agent shall resign as such. Upon acceptance of its appointment as the successor agent in writing, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Agent as the case may be, (b) the retiring Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement, and the Loan Documents, (c) the term "Agent" shall mean such successor agent effective upon its appointment, and (d) the retiring Agent's rights, powers and duties as the Agent as the case may be shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or their successors and assigns. With respect to any actions taken or omitted to be taken by the retiring Agent while it was the Agent (for which retiring Agent may still have liability), the retiring Agent shall continue to receive the benefits of this ARTICLE X, including SECTION 10.10.

     10.13. Applicability of Section to The Borrower.  Notwithstanding any
            ----------------------------------------
other provision contained in this ARTICLE X, the rights and obligations of the Borrower under this Agreement shall not be affected by any provision otherwise included in this ARTICLE X. The Borrower shall be permitted to rely on communications from the Agent which it reasonably believes are made on behalf of the Agent and, if specified therein, the Lenders, and except as otherwise set forth specifically herein, all notices and payments to be made by the Borrower hereunder shall be made to the Agent. Further, if any Lender shall be in default hereunder, such default shall not affect the right and obligations of the Borrower hereunder. The Agent shall provide the Borrower with prompt notice of any default by any Lender.


                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     11.1.  Notices.  All notices, requests and other communications to any
            -------
party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the Schedule for Notices attached hereto or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective, (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Agent under ARTICLE II or ARTICLE III
         --------
shall not be effective until received.

     11.2.  Entire Agreement.  The execution and delivery of this Agreement,
            ----------------
the Notes and the other Loan Documents supersede all the negotiations or stipulations concerning matters thereof which preceded or accompanied the execution and delivery hereof and thereof. This Agreement, the Notes and the other Loan Documents are intended, by the parties hereto and thereto, to be a complete and exclusive statement of the terms and conditions hereof and thereof.

     11.3.  No Waivers.  No failure or delay by the Agent, any Lender or any
            ----------
Deposit Bank in exercising any right, power or privilege hereunder or under any Note or the other Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11.4.  Expenses; Indemnification.
            -------------------------

            (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder (including allocated costs of internal counsel), and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agents or their Professionals, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with such Event of Default and collection.

            (b) If, at any time or times, regardless of the existence of an Event of Default, any of the Agents shall employ counsel or other professional advisors, including environmental and management consultants, for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting or other costs and expenses in connection with:

                (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Lender, any Deposit Bank, the Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to any Lender, the Collateral Agent, the Agent or any Deposit Bank by virtue of the Loan Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

          (ii) any attempt to enforce any rights of any Lender, the Collateral Agent, the Agent or any Deposit Bank against the Borrower, or any other Person that may be obligated to any Lender, the Collateral Agent, the Agent or any Deposit Bank by virtue of any of the Loan Documents;

          (iii) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral, including any real estate;

          (iv) the review or drafting of any pleadings or other documents related to the Case, attendance at any meetings related to the Case, and general monitoring of the Case; and

          (v) the Case and any Lender's, the Collateral Agent's, the Agent's or any Deposit Bank's interests with respect to the Borrower, the Collateral or the obligations and indebtedness under any of the Loan Documents; then, and in any such event, the reasonable fees of such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.4 shall be payable, on demand, by the Borrower and shall be additional obligations and indebtedness under this Agreement secured under the Security Documents and the other Loan Documents. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services. All such fees and costs shall be added to the outstanding principal balance of the Loans. It is agreed and understood that the Borrower, the Borrower's subsidiaries, the Lenders and the Agents have had a course of dealing with respect to the reimbursable fees, costs, expenses and other charges (other than the fees listed in SECTION 2.7) incurred in connection with this Agreement. The Agent agrees to invoice the Borrower, and/or the Borrower's subsidiaries bi-weekly for invoices it has received for such fees, costs, expenses and other charges and the Borrower agrees to pay or cause one of its Subsidiaries to pay, such fees, costs, expenses and other charges promptly.

          (c) The Borrower agrees to indemnify the Agent, each Lender, and each Deposit Bank, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (i) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder or (ii) directly or indirectly resulting from, arising out of, or is based upon
(x) the presence, use, generation, manufacture, installation, release, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any Real Property or real property owned, leased or operated by Borrower or any Affiliate of Borrower (collectively, the "Subject Property") or (y) the violation or alleged violation by Borrower or any Affiliate of Borrower of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of Hazardous Materials to or from the Subject Property; provided, that no Indemnitee shall have the right to be indemnified hereunder
- --------
(A) for such Indemnitee's own gross negligence or willful misconduct or (B) in the case of any Lender, for its failure to perform the duties expressly required to be performed by it by the terms of this Agreement, in each case as determined by a court of competent jurisdiction.

     11.5.  Set-Off; Sharing of Set-Offs.
            ----------------------------

            (a) In addition to any rights and remedies of the Agents, the Lenders and the Deposit Banks provided by law, the Agents, the Lenders and the Deposit Banks each shall have a security interest in any and all deposits of the Borrower and any Guarantor (general or special, time or demand, provisional or final) at any time held by such Lender which security interest shall secure the Obligations. Upon the occurrence and during the continuance of an Event of Default, provided that it has first received the written consent of the Agent and subject to SECTION 9.4, without prior notice to the Borrower or any Guarantor (any such notice being specifically waived by the Borrower or any Guarantor to the fullest extent permitted by applicable law) each Lender and each Deposit Bank may set off and apply against any

Obligations, whether matured or unmatured, of the Borrower or any Guarantor to the Lenders, or the Deposit Banks, as the case may be, any amount owing from the Lenders or Deposit Banks to the Borrower or any Guarantor. No Lender shall exercise any right of set-off it may have against the Borrower in connection
with the Obligations without the prior written consent of the Agent.   Each
Lender promptly shall notify the Borrower and the Guarantors and the Agent after any such setoff and application made by any such Lender or Deposit Bank; provided, however, that failure to give such notice shall not affect the
- --------  -------
validity of such setoff and application. Each of the Deposit Banks expressly agrees that it will not exercise set-off rights with respect to cash in the Cash Management System for application against any Indebtedness, liabilities or other obligations of the Borrower, any Guarantor or any Consolidated Subsidiaries under any agreements other than the Loan Documents.

          (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided,
                                                                   --------
that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Borrower other than its Indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

     11.6.  Amendments and Waivers.  Any provision of this Agreement, the Notes
            ----------------------
or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Agent and the Majority Lenders; provided, that (i) the consent of All Lenders shall be
                      --------
required to amend, modify or waive any provision relating to (a) a change in the amount or the time of payment of any amount owing on any of the Loans other than the timing of any payment required under SECTION 2.9(A) OR 2.9(B), (b) a change in the rate of interest or fees to be paid by the Borrower with respect to any of the Loans, (c) a change in the definitions of "All

Lenders," "Majority Lenders," "Pro Rata Share" or the definitions referred to therein, (d) any increase in the total amounts of the Commitments or in any Lender's Maximum Loan Amount or Commitment or any change that subjects any Lender to any additional obligation, (e) this SECTION 11.6, (f) the release of the Borrower or any Guarantor, (g) any change in lien priorities created by the Loan Documents, and (h) release of any Collateral that is not identified in the Asset Disposition Program (for which the consent of the Majority Lenders shall be required) or otherwise permitted to be released in connection with the Loan Documents; (ii) any change in the duties of or indemnities in this Agreement in favor of any Lender or in a Lender's Pro Rata Share shall require the consent of such Lender; (iii) any change in the duties of or indemnities in favor of the Agents shall require the consent of the Agent; and (iv) any change to the Cash Management System, any change to the definition of Obligations that reduces the extent of the obligations arising under the Cash Management System that are included within such definition, any change to SECTION 2.10 or SECTION 2.11 that reduces or delays payment of any Obligations under the Cash Management System or the rights of any Deposit Bank under such Sections, any change to the definitions in the Collateral Agent Agreement of "Deposit Bank," "Cash Management Deficiency Notice," "Cash Management Loss," "Cash Management Share," "Determination Date" or "Trigger Date," or any change to SECTION 4.5 of the Collateral Agent Agreement, shall require the consent of each Deposit Bank affected by such change; provided, however, that no Deposit Bank's consent shall
                         --------  -------
be required for Majority Lenders to amend the Cash Management System or the definition in the Collateral Agent Agreement of "Deposit Bank" to (x) replace a Deposit Bank with a new bank or financial institution or (y) terminate a Deposit Bank's status as a Deposit Bank under the Cash Management System, so long as such replacement or termination does not change any rights that such Deposit Bank had with respect to any transactions occurring or Obligations arising prior to its replacement or termination. Notwithstanding anything to the contrary herein, the Agent and the Majority Lenders may modify, amend, restate, supplement or waive any provision of ARTICLE X, other than SECTION 10.13, without the consent of the Borrower.

     11.7.  Effect of Waivers; Modification of Documents.  The Agent's, the
            --------------------------------------------
Collateral Agent's, the Lenders' or the Deposit Banks' failure, at any time or times, to require strict performance by the Borrower or any other Person of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of the Agent, the Collateral Agent, the Lenders or the Deposit Banks thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent, the Collateral Agent, the Lenders or the Deposit Banks of a Default or Event of Default under this Agreement or any of the other Loan Documents, shall not suspend, waive or affect any other Default or Event of Default under this

Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. No waiver of any provision of this Agreement or any other Loan Documents, nor consent to any departure by the Borrower, or any other person or entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent or the Majority Lenders or All Lenders, as the case may be, necessary to effectuate such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     11.8.  Successors and Assigns.
            ----------------------

            (a) This Agreement and the other Loan Documents shall be binding upon any trustee appointed, or successor in interest of the Borrower, in the Case or any subsequent case or cases commenced under the Bankruptcy Code (including the conversion of the Case to a case under chapter 7), and shall not be subject to SECTION 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Collateral Agent, the Agent, the Lenders and the Deposit Banks, and the assigns, transferees and endorsees of the foregoing Persons. The security interests and Liens created by this Agreement and the other Loan Documents shall remain valid and perfected in the event of conversion of the Case to a case under chapter 7 of the Bankruptcy Code or in the event of dismissal of the Case or the release of any Collateral from the property of the Borrower or jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lenders file financing statements or take any other actions to perfect their security interests or Liens under applicable law. This Agreement and all security interests or Liens created hereby or pursuant hereto or by or pursuant to any of the other Loan Documents shall at all times be binding upon the Borrower, the Borrower's bankruptcy estate and any trustee appointed in the Case, or any trustee appointed in the event of the conversion of the Case, or any other successor in interest to the Borrower. The Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of All Lenders.

            (b) Any Lender may at any time grant to one or more of the Lenders (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations of the Borrower hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of ARTICLE III with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

            (c) Lenders may at any time assign to one or more of the Lenders (each an "Assignee") all of its rights and obligations under this Agreement and the Notes or any part of, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement in the form of EXHIBIT F and satisfactory to the Agent executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Agent; provided, that if an Assignee is an Affiliate of such transferor
               --------
Lender or was a Lender immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed to between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender under this Agreement and shall have all of the rights and obligations of a Lender with a Maximum Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agents and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and an updated Schedule of Lenders is annexed to the Credit Agreement. If the Assignee is not incorporated under the laws of the United States or a state thereof, then it shall deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes in accordance with SECTION 3.2.

     11.9.  Headings and Captions.  The headings and captions used in this
            ---------------------
Agreement, the Notes and the other Loan Documents are solely for the purpose of reference and are not to be considered as construing or interpreting the provisions hereof or thereof.

     11.10. Interpretation.  Neither this Agreement, the Notes or the other
            --------------
Loan Documents, nor any uncertainty or ambiguity herein or therein shall be construed or resolved against the Agent, the Lenders, the Deposit Banks or the Borrower, whether under any rule of construction or otherwise. This Agreement, the Notes and the other Loan Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to fairly accomplish the purposes and intentions of all such parties.

     11.11. Inconsistencies With Other Documents.  In the event there is a
            ------------------------------------
conflict or inconsistency between this Agreement, the Notes, or the Loan Documents, the terms of this Agreement shall control; provided, however, that
                                                      --------  -------
any provision of the Security Documents which imposes additional burdens on the Borrower or further restricts the rights of the Borrower or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

     11.12. Severability.  If any portion of this Agreement, the Notes and the
            ------------
other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the consummation of the issuance of the Notes, the grant of collateral security therefor, and the payment of principal and interest on the Loans substantially on the same terms and subject to the same conditions as set forth herein and therein.

     11.13. GOVERNING LAW.  THIS AGREEMENT, THE NOTES AND THE OTHER LOAN
            -------------
DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     11.14. CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY CONSENTS
            -----------------------
TO THE PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON A LACK OF JURISDICTION OR VENUE, IN THE BANKRUPTCY COURT IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE AGENT OR ANY LENDER IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF THEMSELVES AND THEIR PROPERTY, IN THE MANNER SPECIFIED IN SECTION 11.1 (PROVIDED TELECOPY NOTICES MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS SECTION
11.14 SHALL AFFECT THE RIGHT OF THE AGENT, ANY LENDER, OR ANY DEPOSIT BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT, ANY LENDER OR ANY DEPOSIT BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

     11.15. WAIVER OF JURY TRIAL.  THE AGENT, EACH LENDER, EACH DEPOSIT BANK AND
            --------------------
THE BORROWER EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER

PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     11.16. Cumulative Remedies.  All rights and remedies provided in and
            -------------------
contemplated by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any right or remedy otherwise provided herein, therein, at law or in equity.

     11.17. Survival of Representations and Warranties.  All representations
            ------------------------------------------
and warranties of the Borrower set forth in this Agreement, the Notes and the other Loan Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrower in connection herewith shall survive the execution of the delivery of this Agreement, the Notes and the other Loan Documents and the payment of all Loans and other amounts due hereunder.

     11.18. Relationship of the Parties.  Neither the Agent, the Lenders nor the
            ---------------------------
Deposit Banks shall be deemed partners or joint venturers with the Borrower or any Affiliate thereof in making this Agreement or by any action taken hereunder.

     11.19. Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized representatives as of the day and year first above written.

BORROWER:
- --------

MORRISON KNUDSEN CORPORATION
(a Delaware corporation)


By:  /s/ D.L. Brigham
     ------------------------
Name:  D.L. Brigham
      -----------------------
Title:  V.P. & Treasurer
       ----------------------



AGENT AND LENDERS:
- -----------------

MELLON BANK, N.A., as Agent            BANQUE NATIONALE DE PARIS
and a Lender
                                       By: /s/
                                           -------------------------
By:  /s/ Alan J. Kopolow
    -------------------------
Name:  Alan J. Kopolow                 Name:   Katherine Wolfe
      -----------------------                 ----------------------
Title:  President                              Debra Hermsmeyer
       ----------------------                 ----------------------
                                       Title: Vice President
                                             -----------------------


                                       BEAR, STEARNS GOVERNMENT
                                       SECURITIES INC.

                                       By:  /s/ Gregory A. Harley
                                           ------------------------
                                       Name: Gregory A. Harley
                                            -----------------------
                                       Title: Vice President
                                             ----------------------


                                       CS FIRST BOSTON SECURITIES
                                       CORPORATION


                                       By:  /s/ Not Readable
                                           ------------------------
                                       Name: Not Readable
                                            -----------------------
                                       Title:______________________


                                       INTERNATIONALE NEDERLANDEN
                                       (U.S) CAPITAL CORP.

                                       By:  /s/ Joan M. Chiappe
                                           ------------------------
                                       Name:  Joan M. Chiappe
                                             ----------------------
                                       Title: Vice President
                                             ----------------------

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By:  /s/ J. Engelen
    ------------------------
Name:  J. Engelen
      ----------------------
Title: Managing Director
      ----------------------

SWISS BANK CORPORATION, LONDON BRANCH

By: /s/ Andrea Lodahl Henneman
   ---------------------------
Name: Andrea Lodahl Henneman
     -------------------------
Title: Attorney-in-Fact
      ------------------------


DEPOSIT BANKS:
- -------------


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION

By:  /s/ Henry Y. Yu
     ------------------------
Name: Henry Y. Yu
      -----------------------
Title: Senior Vice President
       ----------------------


BANK OF AMERICA ILLINOIS

By: /s/ Henry Y. Yu
    -------------------------
Name: Henry Y. Yu
      -----------------------
Title: Attorney-in-Fact
       ----------------------


KEY BANK OF IDAHO

By: /s/ Terry Pitkin
    -------------------------
Name: Terry Pitkin
      -----------------------
Title: Vice President
       ----------------------

            "SCHEDULES AND EXHIBITS WILL BE PROVIDED UPON REQUEST."